Exhibit 4.10



                                                               EXECUTION VERSION


                                Dated 24 May 2006

                                NORTHERN ROCK PLC
                                   as Servicer

                        GRANITE FINANCE TRUSTEES LIMITED
                              as Mortgages Trustee

                                NORTHERN ROCK PLC
                            as Seller and Beneficiary

                         GRANITE FINANCE FUNDING LIMITED
                          as Funding and a Beneficiary

                        GRANITE FINANCE FUNDING 2 LIMITED
                         as Funding 2 and a Beneficiary

                                     - and -

                              THE BANK OF NEW YORK
    as Security Trustee, Funding 2 Security Trustee and Note Trustee to each of the Funding Issuers







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                            ADMINISTRATION AGREEMENT
                    EIGHTH DEED OF AMENDMENT AND RESTATEMENT

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                           SIDLEY AUSTIN BROWN & WOOD
                                WOOLGATE EXCHANGE
                              25 BASINGHALL STREET
                                 LONDON EC2V 5HA
                             TELEPHONE 020 7360 3600
                             FACSIMILE 020 7626 7937

THIS DEED is made on 24 May 2006

BETWEEN:

(1) NORTHERN ROCK PLC (registered number 3273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL in its capacity as Servicer;

(2) GRANITE FINANCE TRUSTEES LIMITED (registered number 79309), a private limited company incorporated under the laws of Jersey, Channel Islands whose registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands in its capacity as Mortgages Trustee;

(3) NORTHERN ROCK PLC (registered number 3273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL in its capacity as Seller and in its capacity as a Beneficiary;

(4) GRANITE FINANCE FUNDING LIMITED (registered number 79308), a private limited company incorporated under the laws of Jersey, Channel Islands but acting out of its offices established in England (registered overseas company number FC022999 and branch number BR005916) at 69 Park Lane, Croydon CR9 1TQ in its capacity as Funding and a Beneficiary;

(5) GRANITE FINANCE FUNDING 2 LIMITED (registered number 5249387), a private limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX in its capacity as Funding 2 and a Beneficiary; and

(6) THE BANK OF NEW YORK a New York banking corporation whose London branch address is at One Canada Square, 48th Floor, London E14 5AL in its capacity as (1) Security Trustee, (2) Funding 2 Security Trustee and (3) Note Trustee to each of the Funding Issuers.

WHEREAS:

(A) The Servicer carries on the business of, inter alia, administering and servicing mortgage loans secured on residential properties within the United Kingdom.

(B) The Seller has sold and assigned to the Mortgages Trustee certain Mortgage Loans, together with the benefit of Related Security for the same on the terms and subject to the conditions set out in the Mortgages Sale Agreement among the parties hereto.

(C) The Servicer has agreed to administer the Mortgage Loans on behalf of the Mortgages Trustee (for and on behalf of the Seller, Funding and Funding 2) and to provide certain other administration and management services to the Mortgages Trustee, the Seller, Funding and Funding 2 on the terms and subject to the conditions contained in the Administration Agreement dated 26 March 2001 (as amended, varied, novated or supplemented from time to time, the "Administration Agreement").

(D) The parties (excluding Funding 2 and the Funding 2 Security Trustee) have agreed to amend and restate the Administration Agreement (the "First Amended and Restated Administration Agreement") pursuant to the provisions set out in a deed of amendment and restatement dated 28 September 2001 (the "First Deed of Amendment and Restatement").

(E) The parties (excluding Funding 2 and the Funding 2 Security Trustee) have agreed to amend and restate the First Amended and Restated Administration Agreement (the "Second Amended and Restated Administration Agreement") pursuant to the provisions set out in a deed of amendment and restatement dated 27 January 2003 (the "Second Deed of Amendment and Restatement").

(F) The parties (excluding Funding 2 and the Funding 2 Security Trustee) have agreed to amend and restate the Second Amended and Restated Administration Agreement (the "Third Amended and Restated Administration Agreement") pursuant to the provisions set out in a deed of amendment and restatement dated 24 September 2003 (the "Third Deed of Amendment and Restatement").

(G) The parties (excluding Funding 2 and the Funding 2 Security Trustee) have agreed to amend and restate the Third Amended and Restated Administration Agreement (the "Fourth Amended and Restated Administration Agreement") pursuant to the provisions set out in a deed of amendment and restatement dated 28 January 2004 (the "Fourth Deed of Amendment and Restatement").

(H) The parties (excluding Funding 2 and the Funding 2 Security Trustee) have agreed to amend and restate the Fourth Amended and Restated Administration Agreement (the "Fifth Amended and Restated Administration Agreement") pursuant to the provisions set out in a deed of amendment and restatement dated 25 June 2004 (the "Fifth Deed of Amendment and Restatement").

(I) The parties have agreed to amend and restate the Fifth Amended and Restated Administration Agreement (the "Sixth Amended and Restated Administration Agreement") pursuant to the provisions set out in a deed of amendment and restatement dated 19 January 2005 (the "Sixth Deed of Amendment and Restatement").

(J) The parties have agreed to amend and restate the Sixth Amended and Restated Administration Agreement (the "Seventh Amended and Restated Administration Agreement") pursuant to the provisions set out in a deed of amendment and restatement dated 24 August 2005 (the "Seventh Deed of Amendment and Restatement").

(K) The parties wish to amend and restate, the Seventh Amended and Restated Administration Agreement pursuant to the provisions set out herein.

(L) With effect from the date hereof, the provisions of the Administration Agreement, the First Amended and Restated Administration Agreement, the Second Amended and Restated Administration Agreement, the Third Amended and Restated Administration Agreement, the Fourth Amended and Restated Administration Agreement, the Fifth Amended and Restated Administration Agreement, the Sixth Amended and Restated

      Administration Agreement, the Seventh Amended and Restated Administration Agreement and this Deed shall be read and construed as follows.

NOW IT IS HEREBY AGREED as follows:

1.    INTERPRETATION

1.1 The provisions of the Programme Master Definitions Schedule signed for the purposes of identification on 19 January 2005 by Sidley Austin Brown & Wood and Allen & Overy LLP (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) is expressly and specifically incorporated into and shall apply to this Deed.

1.2 The Administration Agreement as amended and restated pursuant to the First Deed of Amendment and Restatement, the Second Deed of Amendment and Restatement, the Third Deed of Amendment and Restatement, the Fourth Deed of Amendment and Restatement, the Fifth Deed of Amendment and Restatement, the Sixth Deed of Amendment and Restatement, the Seventh Deed of Amendment and Restatement and pursuant hereto shall be referred to herein as the "Amended and Restated Administration Agreement".

1.3 As used in the Amended and Restated Administration Agreement the terms "Administration Agreement", "this Administration Agreement", "Agreement", "this Agreement", "herein", "hereinafter", "hereof", "hereto" and other words of similar import shall mean or refer to the Amended and Restated Administration Agreement, unless the context otherwise specifically requires.

2.    AMENDMENTS TO THE SEVENTH AMENDED ADMINISTRATION AGREEMENT

2.1   Upon execution of this Deed by each of the parties hereto:

      (a) the Seventh Amended and Restated Administration Agreement shall be and hereby is amended and restated in the form of Appendix I hereto; and

      (b) each party shall be bound by the terms of the Amended and Restated Administration Agreement.

3.    NOTE TRUSTEE

3.1 The Note Trustee for each Funding Issuer, for the purposes of Clause 17.1 (Modifications to Transaction Documents) of the Funding Deed of Charge, hereby consents to the amendments to the Seventh Amended and Restated Administration Agreement, and is a party to this Deed solely for the purposes of providing such consent.

4.    SECURITY TRUSTEE AND FUNDING 2 SECURITY TRUSTEE

      The Security Trustee, for the purposes of Clause 15.2 (Negative Covenants) of the Funding Deed of Charge and the Funding 2 Security Trustee for the purposes of Clause 15.2 (Negative Covenants) of the Funding 2 Deed of Charge hereby consents


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

      to the amendments to the Seventh Amended and Restated Administration Agreement, and are party to this Deed solely for the purposes of providing such consent.

5.    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      No person shall have any right to enforce any provision of this Deed or any provision of the Amended and Restated Administration Agreement under the Contract (Rights of Third Parties) Act 1999 but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

6.    COUNTERPARTS

      This Deed may be executed in any number of counterparts, and has the same effect as if the signatures and/or seals on the counterparts were on a single copy of this Deed.

7. GOVERNING LAW

7.1 This Deed is governed by, and shall be construed in accordance with, English law.

7.2 Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and, for such purposes, irrevocably submits to the jurisdiction of such courts.

                                 EXECUTION PAGE

IN WITNESS WHEREOF this Deed has been executed as a deed and delivered by the parties hereto on the day and year first above written.

as Servicer, Beneficiary and Seller

EXECUTED AND DELIVERED AS A DEED                )
for and on behalf of                            )
NORTHERN ROCK PLC                               )
by its duly authorised attorney                 )


/s/ Christopher Job
-------------------------------

Name: Christopher Job


in the presence of:


                                Signature /s/ Tom Ranger
                                          -------------------------
                                          Witness
                                Full name   Tom Ranger
                                Occupation  Securitisation Manager
                                Address     NORTHERN ROCK PLC
                                            Northern Rock House
                                            Gosforth
                                            Newcastle upon Tyne
                                            NE3 4PL
as Mortgages Trustee
EXECUTED AND DELIVERED AS A DEED                         )
for and on behalf of                                     )
GRANITE FINANCE TRUSTEES LIMITED                         )
a company incorporated in Jersey, Channel Islands, by    )
                   and             , being persons       )
who, in accordance with the laws of that territory are   )
acting under the authority of the company                )


/s/ Dean Godwin
-------------------------------

Name: Dean Godwin

in the presence of:

                                Signature /s/ Harvey Austin-Vautier
                                          -------------------------
                                          Witness
                                Full name   Harvey Austin-Vautier
                                Occupation  Administrator
                                Address     22 Grenville Street
                                            St. Helier
                                            Jersey
                                            JE4 8PX
as Funding and a Beneficiary

EXECUTED AND DELIVERED AS A DEED                            )
for and on behalf of                                        )
GRANITE FINANCE FUNDING LIMITED                             )
a company incorporated in Jersey, Channel Islands, by       )
V. Rapley, being a person who, in accordance with           )
the laws of that territory is acting under the              )
authority of the company                                    )


/s/ Vincent Rapley
-------------------------------

Name: Vincent Rapley

in the presence of:
                                Signature /s/ Rinaldo Marcoz
                                          -------------------------
                                          Witness
                                Full name   Rinaldo Marcoz
                                Occupation  Fund Administrator
                                Address     69 Park Lane
                                            Croydon CR9 1TQ
as Funding 2 and a Beneficiary
EXECUTED AND DELIVERED AS A DEED                )
for and on behalf of                            )
GRANITE FINANCE FUNDING 2 LIMITED               )
acting by two directors                         )



-------------------------------
for and on behalf of
LDC Securitisation Director No. 1 Limited
Director

Name:




-------------------------------
for and on behalf of
LDC Securitisation Director No. 2 Limited
Director

Name:





as Security Trustee, Funding 2 Security Trustee
and Note Trustee to each of the Funding Issuers
EXECUTED AND DELIVERED AS A DEED                            )
for and on behalf of                                        )
THE BANK OF NEW YORK                                        )
by its duly authorised signatory                            )


/s/ Kate Russell
-------------------------------
Name: Kate Russell
      Vice President

                                   Appendix I

                  Amended and Restated Administration Agreement

                                                             EXECUTION VERSION

                            Dated 19 January, 2005

                               NORTHERN ROCK PLC
                                  as Servicer

                       GRANITE FINANCE TRUSTEES LIMITED
                             as Mortgages Trustee

                               NORTHERN ROCK PLC
                           as Seller and Beneficiary

                        GRANITE FINANCE FUNDING LIMITED
                                as Beneficiary

                       GRANITE FINANCE FUNDING 2 LIMITED
                                as Beneficiary

                                    - and -

                             THE BANK OF NEW YORK
              as Security Trustee and Funding 2 Security Trustee

--------------------------------------------------------------------------------

                          EIGHTH AMENDED AND RESTATED
                           ADMINISTRATION AGREEMENT

--------------------------------------------------------------------------------

                                   CONTENTS

1.    Definitions and Interpretation.......................................2

2.    Appointment of Servicer..............................................3

3.    The Administration Services..........................................4

4.    Interest Rates.......................................................7

5.    Administration of Mortgages.........................................11

6.    No Liability........................................................18

7.    New Mortgage Loans..................................................19

8.    Product Switching and Further Advances..............................19

9.    Redemption of Mortgages.............................................19

10.   Powers of Attorney..................................................20

11.   Costs and Expenses..................................................21

12.   Information.........................................................21

13.   Remuneration........................................................23

14.   Insurances..........................................................24

15.   Title Deeds.........................................................26

16.   Data Protection.....................................................26

17.   Covenants and Representations and Warranties of Servicer............28

18.   Services Non-exclusive..............................................29

19.   Termination.........................................................29

20.   Further Assurances..................................................32

21.   Miscellaneous.......................................................33

22.   Confidentiality.....................................................34

23.   No Partnership......................................................35

24.   Assignment..........................................................35

25.   Security Trustee; Authorised Third Party............................36

26.   New Intercompany Loan Agreements....................................37

27.   Non Petition Covenant; Limited Recourse.............................37

28.   Amendments and Waiver...............................................38

29.   Notices.............................................................39

30.   Third Party Rights..................................................40

31.   Execution in Counterparts; Severability.............................40

32.   Governing Law and Submission to Jurisdiction........................40

33.   Process Agent.......................................................41

34.   Appropriate Forum...................................................41

SCHEDULE 1  THE SERVICES..................................................42

SCHEDULE 2  FORM OF INVESTORS' MONTHLY REPORT.............................43

SCHEDULE 3  SERVICER REPRESENTATIONS AND WARRANTIES.......................44

SCHEDULE 4  AUTHORISED THIRD PARTY........................................46

SCHEDULE 5  MINIMUM SERVICING STANDARDS...................................49

SCHEDULE 6  FORM OF ANNUAL CERTIFICATION..................................51

SCHEDULE 7  FORM OF SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT
      OF COMPLIANCE STATEMENT.............................................53

THIS AGREEMENT IS MADE ON 26 MARCH, 2001 AND AMENDED AND RESTATED PURSUANT TO THE DEEDS OF AMENDMENT AND RESTATEMENT DATED 28 SEPTEMBER 2001, 27 JANUARY 2003, 21 MAY 2003, 24 SEPTEMBER 2003, 28 JANUARY 2004, 25 JUNE 2004, 19
JANUARY 2005, 24 AUGUST 2005 AND 24 MAY, 2006 BETWEEN:

(1) NORTHERN ROCK PLC (registered number 3273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL in its capacity as servicer (the "Servicer" or the "Administrator");

(2) GRANITE FINANCE TRUSTEES LIMITED (registered number 79309), a private limited company incorporated under the laws of Jersey whose registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands in its capacity as Mortgages Trustee;

(3) NORTHERN ROCK PLC (registered number 3273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL in its capacity as Seller and its capacity as a Beneficiary;

(4) GRANITE FINANCE FUNDING LIMITED (registered number 79308), a private limited company incorporated under the laws of Jersey but acting out of its branch office established in England (registered overseas company number FC022999 and branch number BR0051916) at 69 Park Lane, Croydon CR9 1TQ in its capacity as a Beneficiary;

(5) GRANITE FINANCE FUNDING 2 LIMITED (registered number 5249387), a private limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX in its capacity as a Beneficiary; and

(6) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at One Canada Square, 48th Floor, London E14 5AL, in its capacity as Security Trustee and as Funding 2 Security Trustee.

WHEREAS:

(A) The Servicer carries on the business of, inter alia, administering and servicing mortgage loans secured on residential properties located within the United Kingdom.

(B) By the Mortgage Sale Agreement, the Seller has agreed to sell and assign Mortgage Loans and their Related Security to the Mortgages Trustee. The Mortgages Trustee shall hold the Mortgage Portfolio together with any New Mortgage Portfolio on trust for Funding, Funding 2 and the Seller pursuant to the terms of the Mortgages Trust Deed.

(C) The Servicer is willing to administer and service the Mortgage Loans on behalf of the Mortgages Trustee and to provide certain other administration and management services to the Mortgages Trustee, the Seller, Funding and Funding 2 on the terms and subject to the conditions contained in this Agreement in relation to, inter alia, the Mortgage Loans and Related Security sold and assigned to the Mortgages Trustee by the Seller.

IT IS HEREBY AGREED as follows:

1.    Definitions and Interpretation

1.1 Definitions: The provisions of the Programme Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy LLP on 19 January 2005 (as the same have been and may be amended, varied or supplemented from time` to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Agreement.

      For the purposes of this Agreement:

      "Commission" means the United States Securities and Exchange Commission;

      "Regulation AB" means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time;

       "Sarbanes-Oxley Certification" has the meaning specified in Clause 5.8(a)(iv);

      "Servicing  Criteria"  means  the  "servicing  criteria"  set forth in
      Item 1122(d) of Regulation AB; and

      "Subcontractor" means any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in
      Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Servicer.

1.2 Exercise of Discretion: Any reference in this Agreement to any discretion, power or right on the part of the Mortgages Trustee shall be exercised by the Mortgages Trustee only as directed by the Beneficiaries but subject in each case to the provisions of the Mortgages Trust Deed and the Controlling Beneficiary Deed.

1.3 Schedules: For the avoidance of doubt, the parties hereto agree that the Schedules attached to this Agreement shall form a part of this Agreement, and the provisions of this Agreement shall be construed in accordance with such Schedules.

2.    Appointment of Servicer

2.1 Appointment: Subject to Clause 4.5 (Termination of Authority) herein, and until termination pursuant to Clause 19 herein (Termination), the Mortgages Trustee hereby appoints the Servicer to administer and service the Mortgages Loans on its behalf, and each of the Mortgage Trustee, the Seller and Funding (according to their respective estates and interests) hereby appoints the Servicer as its lawful agent on its behalf to provide certain other administration and management services and to exercise their respective rights, powers and discretions, and to perform their respective duties, under and in relation to the Mortgage Loans, their Related Security and the applicable Mortgage Conditions. The Servicer in each case hereby accepts such appointment on the terms and subject to the conditions of this Agreement. The Security Trustee consents to the appointment of the Servicer on the terms of and subject to the conditions of this Agreement.

2.2 Appointment by Funding 2: Subject to Clause 4.5 (Termination of Authority) herein, and until termination pursuant to Clause 19 (Termination) herein, Funding 2 (according to its estates and interests) hereby appoints the Servicer as its lawful agent on its behalf to provide certain other administration and management services and to exercise its rights, powers and discretions, and to perform its duties, under and in relation to the Mortgage Loans, their Related Security and the applicable Mortgage Conditions. The Servicer hereby accepts such appointment on the terms and subject to the conditions of this Agreement. The Funding 2 Security Trustee consents to the appointment of the Servicer on the terms of and subject to the conditions of this Agreement.

2.3 Power and Authority: For the avoidance of doubt and in connection with the rights, powers and discretions conferred under Clause 2.1 (Appointment) and Clause 2.2 (Appointment by Funding 2) herein, during the continuance of its appointment hereunder, the Servicer shall, subject to the terms and conditions of this Agreement, the Mortgage Conditions, the Mortgage Sale Agreement and the Mortgages Trust Deed, have the full power, authority and right to do or cause to be done any and all things which it reasonably considers necessary, convenient or incidental to the administration of the Mortgage Loans and their Related Security or the exercise of such rights, powers and discretions, provided however that neither the Mortgages Trustee, the Funding Beneficiaries nor their respective directors shall be required or obliged at any time to enter into any transaction or to comply with any directions which the Servicer may give with respect to the operating and financial policies of the Mortgages Trustee and/or the Funding Beneficiaries and the Servicer hereby acknowledges that all powers to determine such policies (including the determination of whether or not any particular policy is for the benefit of the Mortgages Trustee or any Funding Beneficiary) are, and shall at all times remain, vested, as the case may be, in the Mortgages Trustee and/or each Funding Beneficiary (and their respective directors) and none of the provisions of this Agreement shall be construed in a manner inconsistent with this proviso.

2.4 Appointment Conditional: The appointment pursuant to Clause 2.1 (Appointment) herein is conditional upon the issue of the First Issuer Notes having taken place and shall take effect upon and from the Initial Closing Date automatically without any further action on the part of any person PROVIDED THAT if the issue of the First Issuer Notes has not occurred by 30 April 2001, or such later date as the First Issuer and the Lead Manager may agree, this Agreement shall cease to be of further effect.

2.5   Appointment by Funding 2 Conditional: The appointment pursuant to Clause
      2.2 (Appointment by Funding 2) herein is conditional upon the acquisition by Funding 2 from the Seller of a portion of the Seller's beneficial interest in the Mortgages Trust pursuant to the Seller (Mortgages Trust) Assignment Agreement and shall take effect upon and from the Funding 2 Programme Date automatically without any further action on the part of any person PROVIDED THAT if Funding 2 has not acquired from the Seller a portion of the Seller's beneficial interest in the Mortgages Trust by 31 January, 2005, or such later date as Funding 2 and the Seller may agree, the appointment of the Servicer as agent of Funding 2 under Clause 2.2 (Appointment by Funding 2) shall not take effect.

3.    The Administration Services

3.1   General:

      (a) The duty of the Servicer shall be to provide the services set out in this Agreement including Schedule 1 (the "Services").

      (b) If and when the Servicer is required to confirm or state the capacity in which it is administering or servicing the Mortgage Loans and their Related Security in the Mortgage Portfolio and related matters pursuant to this Agreement by any Borrower or any third party to this Agreement and to whom the Servicer is by law obliged to disclose such information, unless otherwise indicated herein, the Servicer shall confirm or state that it is acting in its capacity as Servicer of such Mortgage Loans and their Related Security and related matters as agent for and on behalf of the Mortgages Trustee and not on its own behalf.

3.2   Sub-contracts:

      (a) The Servicer may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement, provided that (but subject to Clause 3.2(b) herein):

            (i) the prior written consent of the Mortgages Trustee to the proposed arrangement (including, if the Funding Beneficiaries consider it necessary after consulting with the Funding Security Trustees, approving any contract which sets out the terms on which such arrangements are to be made) has been obtained, the Funding Security Trustees have been consulted and notification has been given to each of the Rating Agencies;

            (ii) where the arrangements involve the custody or control of any Mortgage Loan Files and/or Title Deeds relating to the Mortgage Portfolio for the purpose of performing any delegated Services, the Subcontractor or delegate has executed an acknowledgement in writing acceptable to the Funding Beneficiaries and the Funding Security Trustees to the effect that any such Mortgage Loan Files and/or Title Deeds are and will be held to the order of the Mortgages Trustee (as trustee for the Beneficiaries);

            (iii) where the arrangements involve or may involve the receipt by the Subcontractor or delegate of monies belonging to the Mortgages Trustee and/or the Beneficiaries which, in accordance with this Agreement, are to be paid into the relevant Collection Account, the Subcontractor or delegate has executed a declaration in writing acceptable to the Funding Beneficiaries and the Funding Security Trustees that any such monies held by it or to its order are held on trust for the Mortgages Trustee (as trustee for the Beneficiaries) and will be paid forthwith into the relevant Collection Account in accordance with the terms of the Mortgages Trust Deed;

            (iv) any such Subcontractor or delegate has executed a written waiver of any Security Interest arising in connection with such delegated Services (to the extent that such Security Interest relates to the Mortgage Portfolio or any amount referred to in (iii) above); and

            (v) neither the Mortgages Trustee, the Funding Security Trustees nor the Beneficiaries shall have any liability for any costs, charges or expenses payable to or incurred by such Subcontractor or delegate or arising from the entering into, the continuance or the termination of any such arrangement.

      (b) The provisos in Clause 3.2(a) (i), (ii) and (iii) herein shall not apply:

            (i)   to the engagement by the Servicer of:

                  (A) any receiver, solicitor, insurance broker, valuer, surveyor, accountant, estate agent, insolvency practitioner, auctioneer, bailiff, debt counsellor, tracing agent, property management agent, licensed or qualified conveyancer or other professional adviser acting as such; or

                  (B) any locksmith, builder or other contractor acting as such in relation to a Mortgaged Property,

                  in any such case being a person or persons whom the Servicer would be willing to appoint in respect of its own mortgages in connection with the performance by the Servicer of any of its obligations or functions or in connection with the exercise of its powers under this Agreement; or

            (ii) to any delegation to any wholly-owned subsidiary of the Seller from time to time.

      (c) The Mortgages Trustee and/or the Funding Beneficiaries and the Funding Security Trustees may require the Servicer to assign to the Mortgages Trustee any rights which the Servicer may have against any Subcontractor or delegate arising from the performance of services by such person in association with any matter contemplated by this Agreement and the Servicer acknowledges that such rights assigned to the Mortgages Trustee will be exercised by the

            Mortgages Trustee as trustee for the Beneficiaries subject to the terms of the Mortgages Trust Deed.

      (d) Notwithstanding any sub-contracting or delegation of the performance of the Servicer's obligations under this Agreement:

            (i) the Servicer shall not thereby be released or discharged from any liability hereunder;

            (ii) the Servicer shall remain responsible for the performance of the obligations of the Servicer under this Agreement;

            (iii) the performance or non-performance or the manner of
                  performance of any Subcontractor or delegate of any of the Services shall not affect the Servicer's obligations under this Agreement;

            (iv) any breach in the performance of the Services by any Subcontractor or delegate shall, subject to the Servicer being entitled for a period of twenty (20) Business Days from receipt of notice of the breach to remedy such breach by any Subcontractor or delegate, be treated as a breach of this Agreement by the Servicer; and

            (v) the Funding Security Trustees shall have no liability for any act or omission of the Subcontractor or delegate and shall have no responsibility for monitoring or investigating the suitability of any such Subcontractor or delegate.

3.3   Notices etc.

      (a) Within fifteen (15) days after the Initial Closing Date, the Servicer will:

            (i) on behalf of the Mortgages Trustee (at the direction of the Beneficiaries or with their consent), give to third parties such notices as any of the Beneficiaries are required to give pursuant to the Mortgage Sale Agreement; and

            (ii) submit for registration at the Companies Registry a duly completed Form 395 and original executed copy of the First Issuer Deed of Charge pursuant to Chapter 1 of Part XII of the Companies Act 1985, and in each case, the Servicer shall take all reasonable steps to ensure the return by the relevant recipient of the duplicate notices of assignment by way of acknowledgement thereof.

      (b) Promptly upon request by the Funding Beneficiaries and the Funding Security Trustees, the Servicer shall procure that any notices permitted to be given by the Mortgages Trustee under Clause 6.4 (Prior to Perfection) of the Mortgage Sale Agreement are so given by the Servicer on the Mortgages Trustee's behalf.

3.4   Liability of Servicer:

      (a) The Servicer shall indemnify each of the Mortgages Trustee and the Beneficiaries on demand on an after-tax basis for any loss, liability, claim, expense or damage suffered or incurred by either of them in respect of the negligence or wilful default of the Servicer in carrying out its functions as Servicer under this Agreement or the other Transaction Documents or as a result of a breach by the Servicer of the terms and provisions of this Agreement or the other Transaction Documents in relation to such functions.

      (b) For the avoidance of doubt, the Servicer shall not be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Mortgages Trustee and/or the Beneficiaries and/or any other person as a result of the proper performance of the Services by the Servicer save where such loss, liability, claim, expense or damage is suffered or incurred as a result of any negligence or wilful default of the Servicer or as a result of a breach by the Servicer of the terms and provisions of this Agreement or the other Transaction Documents in relation to such functions.

      (c) Any indemnification under this Clause 3.4 in respect of loss suffered by the Beneficiaries whilst Northern Rock is the Servicer, shall be paid for by reducing the Seller Share of the Trust Property by an amount equal to the relevant loss incurred by the Beneficiaries in accordance with Clause 8.5 (Adjustments to Trust Property) of the Mortgages Trust Deed and Schedule 2 to the Cash Management Agreement.

3.5 Perfection of Mortgages Trustee's and Beneficiaries' Title to the Mortgage Loans

      Subject to Clause 6 of the Mortgage Sale Agreement:

      (a) upon the receipt by the Seller of a written request in accordance with Clause 6.2 (Perfection) of the Mortgage Sale Agreement to execute transfers and/or assignments, the Servicer shall execute or procure the execution of such transfers and/or assignments on behalf of the Seller or shall provide sufficient information to enable the Mortgages Trustee, either Funding Beneficiary or either Funding Security Trustee to do so; and

      (b)   upon the Seller being required to do so in accordance with Clause
            6.1 (Perfection Events) of the Mortgage Sale Agreement, the Servicer shall do all or any of the acts, matters or things referred to in Clauses 6.2 (Perfection) and 6.3 (Transfer Documents) of the Mortgage Sale Agreement.

4.    Interest Rates

4.1 Determination of Interest Rates: Subject to the provisions of applicable law, regulations and rules and any regulatory undertakings binding on the Servicer or the Issuer from time to time and subject to the following provisions of this Clause 4, the Mortgages Trustee and each of the Beneficiaries each hereby grants the Servicer full right, liberty and authority from time to time to determine:

      (a) in accordance with the applicable Mortgage Conditions, Mortgage Terms and the Base Rate Pledge, the Standard Variable Rate and any other discretionary rates and margins applicable to the Mortgage Loans chargeable to Borrowers from time to time; and

      (b) the Existing Borrowers' Re-Fix Rate in accordance with Clause 4.4 (Existing Borrowers' Re-Fix Rate) herein.

      In exercising such right, liberty and authority the Servicer undertakes to each of the other parties to this Agreement that it shall not at any time set or maintain the Standard Variable Rate and any other discretionary rates and margins applicable to the Mortgage Loans at rates which are higher than the then prevailing equivalent rates offered by the Seller, unless the Servicer is required to do so pursuant to Clause 4.3 (Interest Rate Shortfall) herein, and, subject to that requirement, that it shall not change the Standard Variable Rate and any other discretionary rates and margins applicable to the Mortgage Loans save for the same reasons as the Seller was entitled, under the Mortgage Conditions, to change the then prevailing equivalent rates offered by the Seller prior to the sale and assignment to the Mortgages Trustee of the Mortgage Loans comprised in the Mortgage Portfolio and their Related Security. Each Issuer, Funding Beneficiary and Funding Security Trustee shall be bound by any Mortgage Rates (including the Existing Borrowers' Re-Fix Rate) determined by the Servicer in accordance with this Clause 4.

4.2 Notification to Borrowers: The Servicer shall take all steps necessary pursuant to the relevant Mortgage Conditions and/or applicable law, regulations and rules to bring each change in the Standard Variable Rate and any other discretionary rate or margin applicable to the Mortgage Loans and any consequent changes in Monthly Payments to the attention of the relevant Borrowers and shall, as soon as reasonably practicable after any change in such rates, provide details of such changes to the Mortgages Trustee, each Funding Security Trustee and each Beneficiary, and shall, upon receipt of a request from any of such parties, notify such requesting party of any changes in the Monthly Payments in relation to the Mortgage Loans.

4.3   Interest Rate Shortfall:

      (a) On each Monthly Payment Date the Servicer shall determine, having regard to:

            (i) the income which each of Funding and Funding 2 would expect to receive during the next succeeding Interest Period;

            (ii) the Mortgage Rates in respect of the Mortgage Loans which the Servicer proposes to set under this Clause 4; and

            (iii) the other resources available to Funding including (but not limited to) the Funding Reserve Fund and amounts standing to the credit of any applicable Issuer Reserve Fund and/or any applicable Issuer Liquidity Reserve Fund and the other resources available to Funding 2 including (but not limited to) the Funding 2 Reserve Fund, the Funding 2 Liquidity Reserve Fund and any applicable Issuer Reserve Fund, whether:

                  (A) Funding would receive an amount of income during that Interest Period which when aggregated with the funds otherwise available to it is less than the amount which is the aggregate of (1) the amount of interest which will be payable by Funding in order to fund (whether by payment to a swap provider or otherwise) the amount of interest payable in respect of the Class A Notes of the Funding Issuers and all amounts which rank in priority thereto on the Payment Date occurring at the end of such Interest Period, and (2) all other amounts payable by Funding which rank in priority to or pari passu with interest due on each Funding Intercompany Loan in respect of interest which is payable on the Class A Notes of the Funding Issuers (the amount (if any) by which it is less being the "Funding Interest Rate Shortfall"); and

                  (B) Funding 2 would receive an amount of income during that Interest Period which when aggregated with the funds otherwise available to it is less than the amount which is the aggregate of (1) the amount of interest which would be payable by Funding 2 in order to fund (whether by payment to a swap provider or otherwise) the amount of interest payable in respect of the AAA Loan Tranches of each Funding 2 Intercompany Loan and all amounts which rank in priority thereto on the Monthly Payment Date occurring at the end of such Interest Period and (2) all other amounts payable by Funding 2 which rank in priority to or pari passu with interest due on each Funding 2 Intercompany Loan in respect of the AAA Loan Tranches (the amount (if any) by which it is less being a "Funding 2 Interest Rate Shortfall").

            (b) If the Servicer determines that there will be either a Funding Interest Rate Shortfall or a Funding 2 Interest Rate Shortfall, it will within one (1) London Business Day of such determination give written notice thereof to the Mortgages Trustee, each Funding Beneficiary and each Funding Security Trustee of such Interest Rate Shortfall(s) and of the Standard Variable Rate and other discretionary rates and margins applicable to the Mortgage Loans which would, in the Servicer's opinion, need to be set in order for:

                  (i) no Funding Interest Rate Shortfall to arise, having regard to the obligations of Funding under all Funding Intercompany Loans;

                  (ii) no Funding 2 Interest Rate Shortfall to arise, having regard to the obligations of Funding 2 under all Funding 2 Intercompany Loans; and

                  (iii) no Interest Rate Shortfalls to arise, having regard to the obligations of Funding and Funding 2 under all Intercompany Loans.

            (c) If the Mortgages Trustee, Funding and/or the Security Trustee notify the Servicer that, having regard to the obligations of Funding, the Standard Variable Rate and other discretionary rates and margins should be increased in order for no Funding Interest Rate Shortfall to arise, but no notification is provided to the Servicer in accordance with Clause 4.3(d) then the Servicer, as agent for and on behalf of the Mortgages Trustee, shall take all steps which are necessary, including publishing any notice which is required in accordance with the Mortgage Terms, to effect the changes in such rates (such changes being those previously notified in relation to Clause 4.3(b)(i)) on the date(s) specified in the notice referred to in Clause 4.3(b) herein.

            (d) If the Mortgage Trustee, Funding 2 and/or the Funding 2 Security Trustee notify the Servicer that having regard to the obligations of Funding 2, the Standard Variable Rate and the other discretionary rates and margins should be increased in order for no Funding 2 Interest Rate Shortfall to arise, but no notification is provided to the Servicer in accordance with Clause 4.3(c) then the Servicer, as agent for and on behalf of the Mortgages Trustee, shall take all steps which are necessary, including publishing any notice which is required in accordance with the Mortgage Terms, to effect the changes in such rates (such changes being those previously notified in relation to Clause 4.3(b)(ii)) on the date(s) specified in the notice referred to in Clause 4.3(b) herein.

            (e)   If the Servicer receives notification from:

                  (i) the Mortgages Trustee, Funding and/or the Security Trustee in accordance with Clause 4.3(c); and

                  (ii) the Mortgage Trustee, Funding 2 and/or the Funding 2 Security Trustee in accordance with Clause 4.3(d),

                  then the Servicer, as agent for and on behalf of the Mortgages Trustee, shall take all steps which are necessary, including publishing any notice which is required in accordance with the Mortgage Terms, to effect the changes in such rates (such changes being those previously notified in relation to Clause 4.3(b)(iii)) on the date(s) specified in the notice referred to in Clause 4.3(b) herein.

4.4   Existing Borrowers' Re-Fix Rate:

            (a) The Servicer shall, in relation to each Fixed Rate Mortgage Loan, serve on the Seller as agent for and on behalf of, inter alios, the Mortgages Trustee and the Beneficiaries the notice referred to in Clause 8.6(a) of the Mortgage Sale Agreement sixty (60) days before the expiry of the initial fixed rate period (as defined in Clause 8.6(a) of the Mortgage Sale Agreement) applicable to that Fixed Rate Mortgage Loan.

            (b) If Clause 8.6(b) of the Mortgage Sale Agreement applies to any Fixed Rate Mortgage Loan, the Servicer shall take all steps which are necessary to perform the obligations of the Seller and exercise the rights under such Clause.

            (c) The Servicer shall, on behalf of the Seller, whenever Clause 8.6(d) of the Mortgage Sale Agreement applies to a Fixed Rate Mortgage Loan, determine (after consultation with the Swap Providers, and any other swap provider the Servicer (acting reasonably) determines appropriate) the rate (and terms) upon which the Existing Borrowers' Re-Fix Rate should be set having regard to the interests of each Swap Provider (except to the extent that the Servicer believes that the interests of any Swap Provider are materially prejudicial to the interests of the Noteholders in respect of the Funding Issuers and/or the Noteholders in respect of the Funding 2 Issuers). The Servicer will give written notice of such determination within one Business Day thereof to the Mortgages Trustee and the Beneficiaries recommending what the Existing Borrowers' Re-Fix Rate should be and the terms at which it should be offered, having regard to the interests of the Swap Providers (except to the extent that the Servicer believes that the interests of any Swap Provider are materially prejudicial to the interests of the Noteholders in respect of the Funding Issuers and/or the Noteholders in respect of the Funding 2 Issuers). The Servicer will solicit quotations on rates from each of (i) the Mortgages Trustee, (ii) Funding, (iii) Funding 2 and (iv) other trustees for re-fixed mortgage loans in relation to other outstanding securitisations of the Seller (if any), and shall notify the Mortgages Trustee and the Beneficiaries as to the higher of
                  (x) any rate provided by any of the parties in (i) through
                  (iv) herein and (y) current rates for re-fixed mortgage loans (not included in any Mortgage Portfolio) in relation to other Mortgage Loans of the Servicer. If the Mortgages Trustee agrees in writing with such recommendation, or (whether or not it has received the Servicer's recommendation) requires alternative rates and/or terms (such agreement or requirement being the "EBRR Determination") the Servicer shall immediately notify the Seller, each Funding Beneficiary and each Issuer of the EBRR Determination, and take all steps which are necessary to enable each Funding Beneficiary and each Issuer to enter into the relevant swap agreement with the applicable Swap Provider(s) (or other swap provider whose appointment would not adversely affect the then current ratings of the Notes) at the rate (and on the terms) required in accordance with the EBRR Determination (the "Required Rate and Terms"). Nothing in this Clause 4.4(c) shall prevent the Mortgages Trustee from setting the Existing Borrowers' Re-Fix Rate in accordance with its powers under the Mortgage Sale Agreement.

            (d) If Clause 8.6 (Purchase of Product Switches, Further Advances and purchases relating to Personal Secured Loans) of the Mortgage Sale Agreement applies to any Fixed Rate Mortgage Loan, and the Seller fails to set the Existing Borrowers' Re-Fix Rate immediately upon being required to do so in accordance with the Required Rate and Terms or otherwise to perform its obligations under Clause 8.6(d) of the Mortgage Sale Agreement, the Servicer as attorney for the Mortgages Trustee and the Beneficiaries shall set the Existing Borrowers' Re-Fix Rate on the Required Rate and Terms.

4.5 Termination of Authority: The Mortgages Trustee and/or the Funding Beneficiaries and the Funding Security Trustees may terminate the authority of the Servicer under Clauses 4.1 (Determination of Interest Rates) and 4.3 (Interest Rate Shortfall) herein to determine either of the Mortgage Rate(s) or Existing Borrowers' Re-Fix Rate on or after the occurrence of a Termination Event pursuant to Clause 19 (Termination) herein, in which case the Mortgages Trustee shall set the Mortgage Rate(s) or Existing Borrowers' Re-Fix Rate, as applicable, in accordance with this Clause 4.

5.    Administration of Mortgages

5.1   Collection of Payments:

            (a) For the purposes of collecting amounts due from any Borrower in respect of a Mortgage Loan, where such Borrower makes a Monthly Payment by way of Direct Debit, Northern Rock (whether or not it is the Servicer) will, unless otherwise agreed in writing with the Beneficiaries:

                  (i) act as collecting agent for the Mortgages Trustee and for the Beneficiaries under the Direct Debiting Scheme;

                  (ii) comply with the obligations on its part set out in the Bank Account Agreement including, without limitation, the specific provisions relating to the collection of monies set out in Clause 4 of the Bank Account Agreement;

                  (iii) comply in all material respects with the requirements from time to time of the Direct Debiting Scheme; and;

                  (iv) using its reasonable endeavours, credit any Monthly Payment made by a Borrower by way of Direct Debit to the relevant Collection Account within one (1) London Business Day of receipt (and in any event within three
                        (3) London Business Days of such receipt) into the relevant Collection Account.

            (b) The Servicer may agree with a Borrower that the Direct Debiting Scheme shall not apply to Monthly Payments to be made by such Borrower, provided that (i) alternative payment arrangements are made which are intended to ensure the timely making of Monthly Payments due from the Borrower to the Mortgages Trustee, and (ii) the change in arrangements was made at the instigation of the Borrower or by the Servicer in accordance with the procedures which would be adopted by a reasonable and prudent mortgage lender. Northern Rock (whether or not it is the Servicer) shall, using its reasonable endeavours, credit Monthly Payments made by a Borrower under an alternative payment arrangement as follows to the relevant Collection Account:

                  (i)   by standing order, by close of business on the second
                        (2nd) London Business Day following the day on which such amount is received or credited by it;

                  (ii) by payment of cash, transfer payment from another account of the Seller or check where reference to the relevant Borrower is provided or payments made by way of paying-in book, by close of business on the London Business Day which immediately follows the day on which such amount is received or credited by it; and

                  (iii) in the case of any payment by check where a reference to the relevant Borrower is not provided, by close of business on the next London Business Day after notification to it of the identity of the Borrower, provided however, that in any event Northern Rock shall credit Monthly Payments made by a Borrower under an alternative payment arrangement within three (3) London Business Days of such receipt.

            (c) The Servicer may, notwithstanding the proviso in Clause 5.2(b) herein, agree such procedures for the payment by a Borrower of (i) overdue amounts and (ii) amounts payable on redemption of a Mortgage in whole or in part other than through the Direct Debiting Scheme as would be agreed by a reasonable and prudent mortgage lender.

            (d) Where a Borrower permits a Direct Debit to be made to his bank account, the Servicer will endeavour to procure that such Borrower maintains a valid and effective mandate relating to such Direct Debit in relation to each Monthly Payment due from that Borrower, provided that in any case where a Borrower will not permit a Direct Debit to be made to his bank account the Servicer will endeavour to make alternative arrangements acceptable to a reasonable and prudent mortgage lender so that such Borrower nevertheless pays each Monthly Payment on the due date.

            (e) In the event that the Bankers Automated Clearing System ceases to operate for any reason Northern Rock will use reasonable endeavours to make alternative arrangements for the use of the back-up systems available to each Account Bank.

5.2   Administration and Enforcement of Mortgages:

            (a) The Mortgages Trustee as trustee for the Beneficiaries hereby directs the Servicer to administer and service the Mortgage Loans comprised in the Mortgage Portfolio and carry out its specific obligations under this Agreement in accordance with the Administration Procedures.

            (b) The Servicer will, in relation to any default by a Borrower in connection with a Mortgage Loan or a Mortgage comprised in the Mortgage Portfolio, comply with the Enforcement Procedures or, to the extent that the Enforcement Procedures are not applicable having regard to the nature of the default in question, take such action as is not materially prejudicial to the interests of the Mortgages Trustee (as trustee for the Beneficiaries) and the Beneficiaries under the relevant MIG Policy, provided that:

                  (i) the Servicer shall only become obliged to comply with the Enforcement Procedures (to the extent applicable) or to take action as aforesaid after it has become aware of the default;

                  (ii) it is acknowledged by the Beneficiaries that mortgage lenders generally exercise discretion in pursuing their respective enforcement procedures and that the Servicer may exercise such discretion as would a reasonable and prudent mortgage lender in applying the Enforcement Procedures to any particular defaulting Borrower or taking action as aforesaid, provided that in exercising such discretion the interest of Funding and/or Funding 2 in the Mortgage Portfolio is not materially prejudiced; and

                  (iii) in any case where any of the Insurance Policies
                        requires exact compliance with certain enforcement procedures, the Servicer shall procure the prior written consent of the relevant insurance company for any deviation by it from such enforcement procedures.

5.3 Records: The Servicer shall keep and maintain records in relation to the Mortgage Portfolio, on a Mortgage Loan by Mortgage Loan basis, for the purposes of identifying amounts paid by each Borrower, any amount due from a Borrower and the balance from time to time outstanding on a Borrower's account and such other records as would be kept by a reasonable and prudent mortgage lender. Subject always to the restrictions and conditions set forth in Clause 16 (Data Protection), the Servicer will provide such information to the Mortgages Trustee and/or each Funding Beneficiary and/or each Funding Security Trustee at any time upon reasonable notice, subject to the Servicer being reasonably capable of providing such information without significant additional cost and subject to the provisions of the Data Protection Act 1998 and other applicable legislation from time to time, and provided that no duty of confidence and no industry code of practice will or may be breached thereby.

5.4   Trust:

      (a) If the Servicer, in carrying out its functions as Servicer under this Agreement, receives (including in its capacity as agent for the Mortgages Trustee as trustee for the Beneficiaries) any money whatsoever arising from the Mortgage Loans and their Related Security, which money belongs to the Mortgages Trustee (as trustee for the Beneficiaries) and is to be paid to the relevant Collection Account pursuant to this Agreement or any of the other Transaction Documents or otherwise, it will hold such monies on trust for the Mortgages Trustee and shall keep such money separate from all other monies held by the Servicer and shall, as soon as reasonably practicable and in any event within three (3) London Business Days of receipt of the same, pay the monies into the relevant Collection Account.

      (b) All other sums received by the Servicer in respect of the Mortgage Loans and their Related Security shall be held by the Servicer for itself.

5.5   Together Connections Mortgage Loans and Connections Mortgage Loans:

      (a)   The Seller shall, upon request, use its reasonable endeavours to:

            (i) provide the Mortgages Trustee, each Funding Beneficiary and the Servicer with such information (including, but not limited to documentary information) in its possession; and

            (ii)  do such other acts and things,

            that the Mortgages Trustee, each Funding Beneficiary and the Servicer may require in order for such parties to exercise their rights and comply with their obligations under the Mortgage Conditions relating to the Together Connections Mortgage Loans and the Connections Mortgage Loans and under the Transaction Documents with respect to the administration of such Mortgage Loans.

      (b) Each of the Mortgages Trustee, each Funding Beneficiary and the Servicer shall, upon request, use their reasonable endeavours to:

            (i) provide the Seller with such information (including, but not limited to documentary information) in its possession; and

            (ii)  do such other acts and things,

            that the Seller may require in order for the Seller to exercise its rights and comply with its obligations under the Together Connection Conditions and the Connection Conditions (where such rights and obligations are not required to be administered and serviced by the Mortgages Trustee, any Funding Beneficiary or the Servicer under the Transaction Documents) and in respect of the products linked to the Together Connections Mortgage Loans and Connections Mortgage Loans.

      (c)   Any notice, letter or other communication:

            (i) received or given by the Seller under the Together Connection Conditions or the Connection Conditions shall be copied by the Seller to the Servicer; and

            (ii) received or given by the Mortgages Trustee, any Funding Beneficiary or the Servicer under the Together Connection Conditions or the Connection Conditions shall be copied by such parties to the Seller.

      (d) The Servicer shall act in accordance with the instructions of the Seller in any matter where the powers, rights, obligations or commercial interests of the Seller under the Together Connection Conditions or the Connection Conditions or with respect to the products linked to the Together Connections Mortgage Loan or the Connections Mortgage Loan may be affected in a material manner. Such matters may include, but not limited to, the following:

            (i) any request from a Borrower to amend the allocation of the Together Connections Benefit or the Connections Benefit that may accrue to such Borrower under the terms of the relevant Together Connection Conditions or Connection Conditions;

            (ii) any amendment to the Together Connection Conditions or the Connection Conditions;

            (iii) except where the Servicer is required to act in accordance with Clause 4.3 (Interest Rate Shortfall), the determination or variation of the Connection Interest Rate (provided that such rate shall not at any time be set at a rate which is higher than the equivalent rate offered by the Seller);

            (iv) any change to the availability or amendment to the eligibility of any product to be linked to a Together Connections Mortgage Loan or a Connections Mortgage Loan; and

            (v) the termination of the Together Connection Conditions or the Connection Conditions.

            In all other cases where the Servicer, on behalf of the other parties hereto is required to exercise its judgment or discretion in the application of the Together Connection Conditions or the Connection Conditions, the Servicer shall undertake the same in consultation with the Seller.

      (e) The Seller shall not have any right to provide instructions to the Servicer in respect of any amendment to the Together Connection Conditions or Connection Conditions where such amendment will result in a Product Switch in respect of the applicable Together Connections Mortgage Loans or Connections Mortgage Loans unless the Seller has given confirmation in accordance with the terms of the Mortgage Sale Agreement that it has elected to repurchase such Together Connections Mortgage Loans or Connections Mortgage Loans.

5.6 Annual Servicer Compliance Statement: On or before March 31 of each calendar year, commencing in 2007, the Servicer shall deliver to the Mortgages Trustee a statement of compliance with respect to such calendar year, which statement will be in the form of an officer's certificate stating, as to the authorised signatory thereof, that (i) a review of the activities of the Servicer during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

5.7 Independent Auditors' Annual Servicer Compliance Certificate: On or before March 31 of each calendar year, commencing in 2007, the Servicer shall cause a registered public accounting firm to furnish to the Servicer and the Mortgages Trustee an attestation report on assessment of compliance with the Servicing Criteria with respect to the Servicer or any affiliate thereof during the immediately preceding calendar year delivered by such accountants pursuant to Rule 13(a)-18 or Rule 15(d)-18 of the Exchange Act and Item 1122 of Regulation AB; provided, however, that solely with respect to the fiscal year ending December 31, 2006, the Servicer, in its sole and absolute discretion, rather than cause the report described above to be furnished, may cause a registered public accounting firm to furnish to the Servicer and the Mortgages Trustee:

      (a) an attestation report on assessment of compliance with the Servicing Criteria with respect to the Servicer during the six-month period ending December 31, 2006 delivered by such accountants pursuant to Rule 13(a)-18 or Rule 15(d)-18 of the Exchange Act and Item 1122 of Regulation AB; and

      (b) a report substantially to the effect that (a) such accounting firm has examined certain documents and records of the Servicer relating to the servicing of Mortgage Loans under this Agreement during the period from January 1, 2006 to and including May 31, 2006, (b) such examination (i) included such tests and auditing procedures as such firm considered necessary in the circumstances, and (ii) was conducted in compliance with the attestation standards of the American Institute of Certified Public Accountants, (c) management of the Servicer has asserted to such firm that the Servicer has complied with the minimum servicing standards set out in Schedule 5 and (d) in the opinion of such firm, such assertion of the Servicer's management is fairly stated in all material respects (or, if such assertion of the Servicer's management is not correct, stating why such assertion is not correct).

5.8   Report on Assessment of Compliance and Attestation:

      (a) On or before March 31 of each calendar year, commencing in 2007, the Servicer shall:

            (i) deliver to the Mortgages Trustee a report regarding the Servicer's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Mortgages Trustee and signed by an authorized officer of the Servicer, and shall address each of Servicing Criteria specified on a certification substantially in the form of Schedule 7 delivered to the Mortgages Trustee concurrently with the execution of this Agreement. To the extent any of the Servicing Criteria are not applicable to the Servicer, with respect to asset-backed securities transactions taken as a whole involving the Servicer and that are backed by the same asset type backing the Notes, such report shall include a statement to that effect;

            (ii) deliver to the Mortgages Trustee a report of a registered public accounting firm reasonably acceptable to the Mortgages Trustee that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to paragraph (i) above. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, including, without limitation that in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. To the extent any of the Servicing Criteria are not applicable to the Servicer, with respect to asset-backed securities transactions taken as a whole involving the Servicer and that are backed by the same asset type backing the Notes, such report shall include a statement to that effect;

            (iii) cause each Subcontractor determined by the Servicer pursuant to Clause 5.8(b) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Mortgages Trustee an assessment of compliance and accountants' attestation as and when provided in paragraphs (a) and (b) of this Clause 5.8; and

            (iv) deliver or cause to be delivered to any Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff) a certification in the form attached hereto as Schedule 6.

            The Servicer acknowledges that any Person identified in clause
            (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

      (b) Each assessment of compliance provided by a Subcontractor pursuant to Clause 5.8(a)(iv) shall address each of the Servicing Criteria specified on a certification substantially in the form of Schedule 6 hereto delivered to the Mortgages Trustee concurrently with the execution of this Agreement. An assessment of compliance provided by a Subcontractor pursuant to Clause 5.8(a)(iv) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Clause 5.8(a)(i).

5.9 Use of Subcontractors: The Servicer shall promptly upon request provide the Mortgages Trustee a written description (in form and substance satisfactory to the Mortgages Trustee) of the role and function of each Subcontractor utilized by the Servicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph. As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer for the benefit of the Mortgages Trustee to comply with the provisions of Clause 5.8 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Mortgages Trustee any assessment of compliance and attestation required to be delivered by such Subcontractor under Clause 5.8, in each case as and when required to be delivered.

5.10 Moody's Portfolio Variation Test: Where it is so required under the terms of the Transaction Documents, or where it is otherwise agreed between the Seller and Moody's, the Servicer shall use reasonable efforts to operate the Moody's Portfolio Variation Test to the Mortgage Loans in the Mortgage Portfolio in accordance with instructions provided by Moody's to the Servicer from time to time. The Servicer will, as soon as practicable after operating the Moody's Portfolio Variation Test, send written notification to Moody's of the Moody's Portfolio Variation Test Value determined thereunder. The Servicer shall be entitled to rely upon the opinion or advice of Moody's in relation to the Moody's Portfolio Valuation Test and shall not be responsible for any loss, liability, damage or expenses that my be caused by the operation of the Moody's Portfolio Variation Test.

6.    No Liability

6.1 No Guarantee of Mortgage Loan: The Servicer shall have no liability for any obligation of a Borrower in respect of any Mortgage Loan comprised in the Mortgage Portfolio or any Related Security and nothing herein shall constitute a guarantee, or similar obligation, by the Servicer of any Mortgage Loan, Mortgage or any Borrower.

6.2 No Guarantee to Mortgages Trustee or Beneficiaries: Save as otherwise provided in this Agreement, the Servicer shall have no liability for the obligations of the Mortgages Trustee or the Beneficiaries under any of the Transaction Documents or otherwise and nothing herein shall constitute a guarantee, or similar obligation, by the Servicer of the Mortgages Trustee or the Beneficiaries in respect of any of them.

7.    New Mortgage Loans

7.1 New Mortgage Portfolio: The Mortgage Portfolio may be augmented from time to time by the sale and assignment to the Mortgages Trustee on any Distribution Date of a New Mortgage Portfolio by the Seller.

7.2 Sale and Assignment subject to Terms: The sale and assignment of each New Mortgage Portfolio to the Mortgages Trustee will in all cases be subject to the terms set out in the Mortgage Sale Agreement including, without limitation, the conditions set out in Clause 4 (Sale and Purchase of New Mortgage Portfolios) of the Mortgage Sale Agreement and the representations and warranties set out in Clause 8 (Warranties and Repurchase by the Seller) of the Mortgage Sale Agreement.

8.    Product Switching and Further Advances

8.1 Acceptance of Application: The Servicer may accept an application for a Further Advance or a Product Switch on behalf of the Seller, upon receipt of written confirmation from the Seller that the Seller would, if invited to do so by the Mortgages Trustee, purchase the relevant Mortgage Loan and its Related Security from the Mortgages Trustee.

8.2 Notification: Subject to complying with the terms of Clause 8.1 (Acceptance of Application) herein, where the Servicer accepts a Product Switch or a Further Advance, the Servicer shall then promptly notify the Seller and the Mortgages Trustee in writing.

8.3 Existing Borrowers Re-Fix Rate: Notwithstanding Clause 8.1 (Acceptance of Application) herein, whenever Clause 8.6 (Existing Borrowers' Re-Fix
      Rate) of the Mortgage Sale Agreement applies to a Fixed Rate Mortgage Loan, the Servicer may accept the exercise of an option by a Borrower to set the Existing Borrowers' Re-Fix Rate, subject to the terms of Clause
      4.4 (Existing Borrowers' Re-Fix Rate) herein.

8.4 Procedures: Subject to complying with the terms of Clauses 8.1 (Acceptance of Application) and 8.3 (Existing Borrowers' Re-Fix Rate) herein, the Servicer may accept requests from Borrowers for Product Switches and Further Advances provided that the Servicer acts in accordance with its then procedure which would be acceptable to a reasonable and prudent mortgage lender.

9.    Redemption of Mortgages

9.1 Receipt or Discharge: Upon repayment in full of all sums secured by a Mortgage and/or other Related Security comprised in the Mortgage Portfolio, the Servicer shall, and is hereby authorised by the Mortgages Trustee as trustee for the Beneficiaries to, execute a receipt or discharge or relevant Form DS1 (of the Land Registry) of the Mortgage and any such other or further instrument or deed of satisfaction regarding such Mortgage and/or the Related Security as it considers to be necessary or advisable and to release the relevant Title Deeds (if any) to the person or persons entitled thereto.

9.2 Title Deeds: The Servicer undertakes that prior to any actual release by it of any relevant Title Deeds it will take reasonable and appropriate steps to satisfy itself that the relevant Title Deeds are being released to the person or persons entitled thereto.

9.3 Payment of Sums Due: The Servicer shall procure that if, upon completion of the Enforcement Procedures, an amount in excess of all sums due from the relevant Borrower is recovered or received, the balance, after discharge of all sums due from the Borrower, is paid to the person or persons next entitled thereto.

10.   Powers of Attorney

10.1 Appointment: The Mortgages Trustee hereby appoints the Servicer as its attorney on its behalf, and in its own or the attorney's name, for the following purposes:

      (a) executing all documents necessary for the purpose of discharging a Mortgage comprised in the Mortgage Portfolio which has been repaid in full and any Related Security or for the sale of a Mortgaged Property as Mortgagee;

      (b) executing all documents necessary for the purpose of releasing a Borrower in accordance with Clause 9 (Redemption of Mortgages) herein;

      (c) executing all documents and doing all acts and things which in the reasonable opinion of the Servicer are necessary or desirable for the efficient provision of the Services hereunder; and

      (d) exercising its rights, powers and discretion under Mortgage Conditions including the right to fix the rate of interest payable in respect of the Mortgage Loans or any related rights (but subject, in relation to the right to set the interest rate under the Base Rate Pledge and the Existing Borrowers' Re-Fix Rate, to the limitations, conditions and qualifications set out in the Mortgage Sale Agreement and the powers of attorney executed pursuant to it), provided that, for the avoidance of doubt, these powers of attorney shall not authorise the Servicer to sell any of the Mortgage Loans and/or their Related Security comprised in the Mortgage Portfolio except as specifically authorised in the Transaction Documents. For the avoidance of doubt, neither the Mortgages Trustee nor the Funding Beneficiaries shall be liable or responsible for the acts of the Servicer or any failure by the Servicer to act under or in respect of these powers of attorney.

10.2 Appointments Irrevocable: The appointments contained in Clause 10.1 (Appointment) herein shall be irrevocable unless and until the Mortgages Trustee and/or the Funding Beneficiaries and the Funding Security Trustees serve notice pursuant to Clause 19 (Termination) herein to terminate the Servicer's appointment under this Agreement upon which the appointments contained in Clause
      10.1 (Appointment) herein shall be automatically revoked.

11.   Costs and Expenses

      The Mortgages Trustee will on each Distribution Date reimburse, in accordance with Clause 10.2(b) of the Mortgages Trust Deed, the Servicer for all out-of-pocket costs, expenses and charges (inclusive of any amounts in respect of Irrecoverable VAT due thereon) properly incurred by the Servicer in the performance of the Services including any such costs, expenses or charges not reimbursed to the Servicer on any previous Distribution Date and the Servicer shall supply the Mortgages Trustee with an appropriate VAT invoice issued by the person making the supply.

12.   Information

12.1  Maintenance of Records:

      (a) The Servicer shall keep the Mortgage Loan Files relating to the Mortgage Portfolio in safe custody and shall take appropriate technical and organisational measures against the unauthorised or unlawful processing of personal data and against accidental loss or destruction of, or damage to, personal data. The Servicer shall maintain in an adequate form such records as are necessary to enforce each Mortgage comprised in the Mortgage Portfolio and, where relevant, any other Related Security. The Servicer shall keep the Mortgage Loan Files in relation to the Mortgage Portfolio in such a way that they can be distinguished from information held by the Servicer for its own behalf as mortgagee or heritable creditor or for other third persons.

      (b) A duplicate of any computer records held by the Servicer which contains information relating to the Mortgage Loans and the Related Security shall be lodged by the Servicer on a quarterly basis in a location separate from that in which the original computer records are stored and in an environment conducive to the safe storage of electronic media and which allows the information to be stored in an incorruptible form, such records to be held to the order of the Mortgages Trustee and to be replaced by a revised duplicate as and when the original records are revised. The Servicer shall keep the Mortgages Trustee informed of the location of the Mortgage Loan Files and duplicate computer records.

12.2  Use of information technology  systems:

      (a) The Servicer will use all reasonable endeavours to negotiate with the relevant parties so that any intellectual property rights not owned by it but used by it in connection with the performance of its obligations under this Agreement and in particular all software programmes used in connection with the Mortgage Loans and the Related Security therefor and their administration are licensed or sub-licensed to the Mortgages Trustee as trustee for the Beneficiaries so as to permit the Mortgages Trustee as trustee for the Beneficiaries to use such intellectual property rights only in connection with the administration of the Mortgage Loans free of charge for so long as any of the Mortgage Loans are outstanding. For the avoidance of doubt, the Servicer shall not be in breach of its obligations under this Agreement if such rights and/or software programmes are not so licensed or sub-licensed to the Mortgages Trustee as trustee for the Beneficiaries at any time after it has ceased to be the Servicer:

      (b) If this Agreement is terminated, then for a period of six months following such termination (or such shorter period as may be necessary to allow the administration and servicing of the Mortgage Loans to be transferred to another person) the Servicer shall use reasonable endeavours to assist the Mortgages Trustee and/or the Beneficiaries and/or any substitute or successor Servicer to:

            (i) establish and implement a computer system for administering and servicing the Mortgage Loans; and

            (ii) load the data held by the Servicer in relation to Borrowers and the Mortgage Loans on to such computer system,

            and, prior to (i) and (ii) having taken place, the Servicer will provide all necessary access and assistance to the Mortgages Trustee and/or the Beneficiaries and/or the substitute Servicer in respect of its own intellectual property rights in relation to the administration and servicing of the Mortgage Loans.

      (c) Subject always to the restrictions and conditions set forth in Clause 16, upon termination of the appointment of the Servicer under this Agreement, the Servicer shall forthwith deliver to the Mortgages Trustee and/or the Beneficiaries and/or the substitute Servicer all computer and data records in its possession or under its control relating to the affairs of or belonging to the Mortgages Trustee and the Beneficiaries and/or relating to the Mortgage Loans and the Related Security in a form agreeable to each of the Servicer, the Mortgages Trustee and/or the Beneficiaries and/or the substitute Servicer which accords with the standard practice of the electronic data processing industry at the time the event occurs.

      (d) The Servicer covenants that it will take no action, nor omit to take any action, the effect or likely effect of such action or omission will be to terminate any existing licence agreement in relation to any such intellectual property rights, provided that a licence agreement may be terminated if it is replaced by a substitute arrangement under which the intellectual property rights, including rights to computer software, are such that the services resulting therefrom are equivalent to the previous arrangement.

12.3 Access to Books and Records: Subject to all applicable laws, and subject always to the restrictions and conditions set forth in Clause 16 (Data Protection), the Servicer shall permit the Mortgages Trustee (and its auditors), each Funding Beneficiary (and their auditors), each Funding Security Trustee and any other person nominated by any of the Beneficiaries or the Funding Security Trustees (to whom the Servicer has no reasonable objection) upon reasonable notice during normal office hours to have access, or procure that such person or persons are granted access, to all books of record and account (including, for the avoidance of doubt, the Title Deeds and Mortgage Loan Files) relating to the administration and servicing of the Mortgage

      Loans and the Related Security comprised in the Mortgage Portfolio and related matters in accordance with this Agreement.

12.4  Information Covenants:

      (a) The Servicer shall, within ten (10) Business Days following each Monthly Payment Date, provide the Mortgages Trustee, the Beneficiaries, the Rating Agencies, the Lead Manager, Bloomberg L.P. (unless otherwise prohibited by law) and any other party as the Mortgages Trustee may direct with a monthly report in, or substantially in, the form set out in Schedule 2 (Form of Investors' Monthly Report) hereto (or such other form reasonably requested by the Mortgages Trustee and approved by the Beneficiaries and the Rating Agencies) and shall assist the Cash Manager in the production of reports substantially in the forms set out in Schedule 3 of the Cash Management Agreement.

      (b) The Servicer shall notify the Rating Agencies in writing of the details of (i) any material amendment to the Transaction Documents, (ii) any proposed material change in the valuation procedures or policies applied or to be applied in relation to Mortgaged Properties by it in connection with its mortgage business (details of which change may be included in a report provided under subparagraph (a) above) and (iii) any other information relating to its mortgage business and financial condition or the Mortgage Portfolio as the Rating Agencies may reasonably request in connection with the ratings of the Notes of any Issuer and other matters contemplated by the Transaction, provided that such request does not adversely interfere with the Servicer's day to day provision of the Services under the other terms of this Agreement.

      (c) The Servicer shall, at the request of Funding and the Security Trustee or Funding 2 and the Funding 2 Security Trustee (where the Servicer is the Seller) and at the request of any of the Beneficiaries (where the Servicer is no longer the Seller), furnish Funding and the Security Trustee and/or Funding 2 and the Funding 2 Security Trustee and/or the Beneficiaries (as appropriate) and the Rating Agencies with such other information relating to its business and financial condition as it may be reasonable for Funding and the Security Trustee and/or Funding 2 and the Funding 2 Security Trustee and/or the Beneficiaries (as appropriate) to request in connection with the ratings of the Notes of any Issuer and other matters contemplated by the Transaction, provided that Funding and the Security Trustee or Funding 2 and the Funding 2 Security Trustee or the Beneficiaries (as is appropriate) shall not make such a request more than once every three months unless, in the belief of Funding and the Security Trustee or Funding 2 and the Funding 2 Security Trustee or the Beneficiaries (as is appropriate), an Intercompany Loan Event of Default or a Termination Event pursuant to Clause 19 (Termination) herein shall have occurred and is continuing or may reasonably be expected to occur.

13.   Remuneration

13.1 Administration Fee: The Mortgages Trustee shall pay to the Servicer for its Services hereunder an administration fee (the "Administration Fee") (inclusive of VAT) which:

      (a) shall be calculated in relation to each Trust Calculation Period on the basis of the number of days elapsed and a 365 day year (or, in the case of a Trust Calculation Period ending in a leap year, a 366 day year) at the Administration Fee Rate, inclusive of VAT, on the aggregate amount of the Funding Share and the Funding 2 Share of the Trust Property as at close of business of such Trust Calculation Period; and

      (b) shall be paid to the Servicer on each Distribution Date in the manner contemplated by and in accordance with the provisions of Clause 10 (Distribution of Revenue Receipts) of the Mortgages Trust Deed.

13.2 Substitute or Successor Servicer: If a substitute or successor Servicer shall be appointed under this Agreement with respect to any of the Mortgage Loans, the Mortgages Trustee shall set the Administration Fee Rate with such substitute or successor Servicer at the time such substitute or successor Servicer enters into an administration agreement.

14.   Insurances

14.1 Administration: The Servicer will administer the arrangements for insurance to which the Mortgages Trustee is a party or in which either the Seller or the Mortgages Trustee has an interest and which relate to the Mortgage Loans and the Mortgages comprised in the Mortgage Portfolio or the business of the Mortgages Trustee.

14.2 Action of Servicer: The Servicer shall not knowingly take or omit to take any action which would:

      (a) result in the avoidance or termination of any of the Insurance Policies in relation to any Mortgage Loans and Mortgages to which any Insurance Policy applies;

      (b) reduce the amount payable on any claim made on behalf of the Mortgages Trustee (as trustee for the Beneficiaries) under any Insurance Policy; or

      (c)   invalidate any Insurance Policy.

14.3 Submission of Claims: The Servicer shall prepare and submit any claim under the Insurance Policies in accordance with the requirements of the relevant Insurance Policy and otherwise with the usual procedures undertaken by a reasonable and prudent mortgage lender on behalf of the Mortgages Trustee as trustee for the Beneficiaries and shall comply with the other requirements of the insurer under the relevant Insurance Policy.

14.4 Proceeds: The Servicer shall use its reasonable endeavours to credit to the relevant Collection Account all proceeds received from any claim made under each Insurance Policy in relation to any Mortgage Loan by close of business on the London Business Day which immediately follows the day on which such amounts are received or credited by the Servicer (and in any event within three (3) London Business Days of such receipt) and which is applied either in whole or in part in repayment of a Mortgage Loan.

14.5  MIG Policies:

      (a) Without prejudice to Clause 3 (The Administration Services) herein, the Mortgages Trustee as trustee for the Beneficiaries acknowledges that the Servicer may settle or compromise claims on a Mortgage Loan by Mortgage Loan basis in respect of any MIG Policy in a manner consistent with its normal practice in respect of mortgage indemnity polices, provided that the Servicer shall not, without the prior written consent of the Mortgages Trustee, settle any claims or initiate any legal proceedings or other legal process in respect of a group of class of mortgages or in respect of the MIG Policies as a whole and provided further that each such MIG Policy and all proceeds thereof remain as Trust Property.

            If the Enforcement Procedures require the Servicer to make a claim under the relevant MIG Policy and the Servicer has failed to make such a claim, then the Beneficiaries may direct the Mortgages Trustee on their behalf to direct the Servicer to make a claim or, in default thereof by the Servicer, the Beneficiaries may direct the Mortgages Trustee to make a claim itself under such policy and the Servicer shall, within ten (10) London Business Days of receiving a written request from the Mortgages Trustee (as trustee for the Beneficiaries), provide the Mortgages Trustee with such information as the Mortgages Trustee may require to enable it to make a claim under the relevant MIG Policy.

      (b) Without prejudice to the rights of the Servicer under Clause 14.5(b) herein, the Servicer shall, in administering and servicing the Mortgage Loans, ensure that the cover under any MIG Policy relating to any Mortgage is not adversely affected.

14.6  Buildings Policies:

      (a) Upon receipt of notice that any Borrower whose Mortgage Loan is secured by a mortgage of a leasehold (or, in Scotland, a standard security of a long leasehold) Mortgaged Property has failed to make a payment when due of any sums due under the relevant lease in respect of the insurance of the property, the Servicer may debit such Borrower's account with the relevant amount which shall then be paid to the relevant landlord.

      (b) If the Servicer becomes aware that a Borrower has failed to pay premiums due under any Buildings Policy, the Servicer shall take such action as would a reasonable and prudent mortgage lender with a view to ensuring that the relevant Mortgaged Property continues to be insured in accordance with the applicable Mortgage Terms or the Alternative Insurance Requirements.

14.7  Life Policies:

      (a) The Servicer shall use its reasonable endeavours to ensure that upon maturity of a Life Policy or on the death of a Borrower, if earlier, all sums which it is agreed between the Seller and the relevant Borrower are due to be paid under the Life Policy are paid by the relevant insurance company in repayment of the Mortgage for which such Life Policy is collateral security and credited to the relevant Collection Account.

      (b) If so requested by a Borrower the Servicer may, on behalf of the Beneficiaries, exercise its discretion as a reasonable and prudent mortgage lender to agree to the release of a Life Policy from the relevant legal or equitable charge granted by the related Borrower in favour of the Seller.

15.   Title Deeds

15.1 Custody: To the extent not held in electronic form by the Land Registry, the Servicer shall keep the Title Deeds relating to the Mortgage Portfolio in safe custody and shall not without the prior written consent of the Mortgages Trustee and the Beneficiaries part with possession, custody or control of them otherwise than to a Subcontractor or delegate appointed pursuant to Clause 3.2 (Sub-Contracts) herein or to a solicitor, licensed or qualified conveyancer or authorised practitioner, subject to the usual undertaking to hold them to the order of the Seller (who in turn will hold them to the order of the Mortgages Trustee (as trustee for the Beneficiaries)) or to the Land Registry or the Registers of Scotland or, upon repayment in full of the relevant Mortgage Loan, to the order of the Borrower.

15.2 Identification: Subject to Clause 15.1 (Custody), the Title Deeds relating to the Mortgage Portfolio shall be kept in a manner such that a computer record is maintained of their location and they are identifiable and retrievable by reference to an account number and pool identifier and identifiable and distinguishable from the title deeds relating to other properties and mortgages in respect of which the Servicer is mortgagee or heritable creditor or Servicer.

15.3 Access: Subject to Clause 15.1 (Custody), the Servicer shall provide access, or procure that access is provided to, the Title Deeds relating to the Mortgage Portfolio to the Mortgages Trustee, the Beneficiaries and their respective agents at all reasonable times and upon reasonable notice. The Servicer acknowledges that the Title Deeds and Mortgage Loan Files relating to the Mortgage Portfolio in its possession, custody or control will be held to the order of the Mortgages Trustee (as trustee for the Beneficiaries) and that it has, in its capacity as Servicer, no beneficial interest therein and the Servicer (in its capacity as such but not in its capacity as a Beneficiary) irrevocably waives any rights or any Security Interest which it might have therein or to which it might at any time be entitled.

15.4 Delivery upon Termination: Subject to Clause 15.1 (Custody), the Servicer shall, forthwith on the termination of the appointment of the Servicer pursuant to Clause 19 (Termination) herein, deliver the Title Deeds and Mortgage Loan Files to or to the order of the Mortgages Trustee or to such person as the Mortgages Trustee elects as a substitute Servicer in accordance with the terms of this Agreement upon written request by the Mortgages Trustee made at any time on or after notice of, or on or after, termination of the appointment of the Servicer pursuant to Clause 19 (Termination) herein.

16.   Data Protection


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

      The Servicer represents that as at the date hereof the Servicer has and hereafter it will maintain on behalf of itself and on behalf of the Mortgages Trustee (as trustee for the Beneficiaries) all appropriate registrations, licences and authorities (if any) required under the Data Protection Act 1998 to enable each of them to perform their respective obligations under this Agreement. In addition to the foregoing and notwithstanding any of the other provisions of this Agreement, each of the Servicer and the Mortgages Trustee hereby agree and covenant as follows:

      (a) that only non-"personal data" (as described in the Data Protection Act 1998) may be transferred by the Servicer to the Mortgages Trustee or any other entity located in Jersey (unless Jersey is declared an "approved state" by the European Commission, in which case the Servicer may transfer such personal data to the Mortgages Trustee in Jersey);

      (b) that, to the extent that circumstances enable the Mortgages Trustee to exercise its right to demand that the Servicer transfer inter alia personal data to the Mortgages Trustee, the Servicer shall only transfer such personal data to an agent of the Mortgages Trustee that is located in the United Kingdom and maintains all appropriate registrations, licences and authorities (if any) required under the Data Protection Act 1998 (unless Jersey is declared an "approved state" by the European Commission, in which case the Servicer may transfer such personal data to the Mortgages Trustee in Jersey);

      (c) that, to the extent that circumstances enable the Mortgages Trustee to exercise its right to demand that the Servicer transfer inter alia personal data to the Mortgages Trustee, the Servicer notify each Borrower that the Mortgages Trustee is a "data controller" (as defined in the Data Protection Act 1998) and provide each such Borrower with the address of the Mortgages Trustee;

      (d) that the Servicer and the Mortgages Trustee will only use any data in relation to the Mortgage Loans and the related Borrowers for the purposes of administering and/or managing the Mortgage Portfolio, and will not sell such data to any third party or allow any third party to use such data other than in compliance with the conditions stated in this Clause 16 and for the sole purpose of administering and/or managing the Mortgage Portfolio;

      (e) that the Mortgages Trustee will comply with the provisions of the Data Protection (Jersey) Law 1987 (as amended) and (so long as the provisions of the Data Protection Act 1998 do not conflict with the provisions of the Data Protection (Jersey) Law 1987) with the provisions of the Data Protection Act 1998 (as amended);

      (f) that, upon the request of a Borrower, the Servicer will inform such Borrower that both the Servicer and the Mortgages Trustee are "data controllers" as described in the Data Protection Act 1998; and

      (g) that both the Servicer and the Mortgages Trustee shall maintain a written record of their reasons for applying the Data Protection Order 2000 (as set forth under the Conditions under paragraph 3 of Part II of Schedule I of such Order).

17.   Covenants and Representations and Warranties of Servicer

17.1 Covenants: The Servicer hereby covenants with and undertakes to the Mortgages Trustee, each Beneficiary and each Funding Security Trustee that, without prejudice to any of its specific obligations hereunder, it will:

      (a) administer and service the Mortgage Loans and their Related Security as if the same had not been sold and assigned to the Mortgages Trustee but had remained on the books of the Seller;

      (b) provide the Services in such manner and with the same level of skill, care and diligence as would a reasonable and prudent mortgage lender;

      (c) comply with any reasonable directions, orders and instructions which the Mortgages Trustee or the Beneficiaries may from time to time give to it in accordance with the provisions of this Agreement and, in the event of any conflict, those of the Mortgages Trustee shall prevail;

      (d) keep in force all licences, approvals, authorisations, permissions and consents which may be necessary in connection with the performance of the Services and prepare and submit all necessary applications and requests for any further approval, authorisation, consent or licence required in connection with the performance of the Services and in particular any necessary registrations under the Data Protection Act 1998;

      (e) not knowingly fail to comply with any legal requirements in the performance of the Services;

      (f) make all payments required to be made by it pursuant to this Agreement on the due date for payment thereof in pounds sterling (or as otherwise required under the Transaction Documents) in immediately available funds for value on such day without set-off (including, without limitation, any fees owed to it) or counterclaim, but subject to any deductions required by law;

      (g) not without the prior written consent of the Mortgages Trustee amend or terminate any of the Transaction Documents save in accordance with their terms;

      (h) whilst the Seller is the Servicer, forthwith upon becoming aware of any event which may reasonably give rise to an obligation of the Seller to repurchase any Mortgage Loan pursuant to Clause 8 (Warranties and Repurchase by the Seller) of the Mortgage Sale Agreement, notify the Mortgages Trustee and the Beneficiaries in writing of such event;

17.2 Covenants to Survive: The covenants of the Servicer in Clause 17.1 (Covenants) herein shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Mortgages Trustee and/or the Seller and/or each Funding Beneficiary arising from breach of any such covenant prior to the date of termination of this Agreement.

17.3 Representations and Warranties: The Servicer hereby makes the representations and warranties to the Mortgages Trustee, each Beneficiary and each Funding Security


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

      Trustee that are specified on Schedule 3 (Servicer Representations and Warranties) hereto.

18.   Services Non-exclusive

      Nothing in this Agreement shall prevent the Servicer from rendering or performing services similar to those provided for in this Agreement to or for itself or other persons or from carrying on business similar to or in competition with the business of the Mortgages Trustee and the Beneficiaries.

19.   Termination

19.1  Termination   Event:   If  any  of  the   following   events  (each  a
      "Termination Event") shall occur:

      (a) default is made by the Servicer in the payment on the due date of any payment due and payable by it under this Agreement and such default continues unremedied for a period of five London Business Days after the Servicer becoming aware of such default;

      (b) default is made by the Servicer in the performance or observance of any of its other covenants and material obligations under this Agreement or any of the other Transaction Documents, where:

            (i) the Security Trustee, having been informed thereof in accordance with Clause 19.5 (Notification of Termination Event), is of the opinion that such default is materially prejudicial to the interests of the holders of the Notes issued by the Funding Issuers and then outstanding; and/or

            (ii) the Funding 2 Security Trustee, having been informed thereof in accordance with Clause 19.5 (Notification of Termination Event), is of the opinion that such default is materially prejudicial to the interests of the holders of the Notes issued by the Funding 2 Issuers and then outstanding, and such default continues unremedied for a period of twenty (20) days after the Servicer becoming aware of such default, provided however that where the relevant default occurs as a result of a default by any person to whom the Servicer has sub-contracted or delegated part of its obligations hereunder, such default shall not constitute a Termination Event if within such twenty (20) day period the Servicer replaces the relevant Subcontractor or delegate with an entity capable of remedying such default or alternatively indemnifies the Mortgages Trustee and the Beneficiaries against the consequences of such default;

      (c) the Servicer at any time fails to obtain or maintain the necessary license, permission or regulatory approval required by any UK mortgage or credit regulatory regime which would be required in order to enable it to continue administering and servicing the Mortgage Loans; or

      (d) the Servicer becomes subject to an Insolvency Event, then the Mortgages Trustee and/or Funding and the Security Trustee and/or Funding 2 and the Funding 2 Security Trustee may at once or at any time thereafter while such default continues, by notice in writing to the Servicer, terminate its appointment as Servicer under this Agreement with effect from a date (not earlier than the date of the notice) specified in such notice. Upon termination of the appointment of the Servicer, the Funding Security Trustees shall use their reasonable endeavours (subject to the terms of the Funding Beneficiary Deed) to appoint a substitute Servicer that satisfies the conditions set forth in Clause 19.2(c), (d) and (e), provided that in the event the Funding Security Trustees have not, having used reasonable endeavours (subject to the terms of the Funding Beneficiary Deed) appointed a substitute Servicer, they shall have no liability to any person and, notwithstanding any other provision of the Transaction Documents, shall not themselves be required to perform any duties of the Servicer.

19.2 Resignation: The Servicer may resign under this Agreement at any time following the expiry of not less than 12 months' notice of resignation given by the Servicer to the Mortgages Trustee and the Beneficiaries provided that:

      (a) the Mortgages Trustee and the Beneficiaries consent in writing to such termination;

      (b) a substitute Servicer is appointed by the Mortgages Trustee, the Funding Beneficiaries and the Funding Security Trustees (and in the event of failure to agree, by the Funding Security Trustees), such appointment to be effective not later than the date of such termination (and the Servicer shall notify the Rating Agencies in writing of the identity of such substitute Servicer);

      (c) if required to be qualified to act as Servicer under the FSMA, such substitute Servicer is so qualified;

      (d) if possible, such substitute Servicer has experience in administering and servicing mortgage loans secured on residential property in England, Wales and Scotland and, in any event (in so far as is required by any applicable laws and regulations) has all authorisations, permissions and licences for the purposes of administering and servicing mortgages of residential property in England, Wales and Scotland;

      (e) such substitute Servicer enters into an agreement on substantially the same terms as the relevant provisions of this Agreement and the Servicer shall not be released from its obligations under the relevant provisions of this Agreement until such substitute Servicer has entered into such new agreement; and

      (f) the then current ratings (if any) of the Notes of any Issuer are not reduced, withdrawn or qualified as a result thereof, unless otherwise agreed by an Extraordinary Resolution (as defined in the applicable Note Trust Deed) of the holders of the relevant class or classes of Notes.

19.3 Termination of Authority: On and after resignation by, or termination of the appointment of, the Servicer under this Agreement pursuant to this Clause 19, all authority and power of the Servicer under this Agreement and each other Transaction

      Document to which it is a party shall be terminated and be of no further effect and the Servicer shall not thereafter hold itself out in any way as the agent of the Mortgages Trustee and/or the Beneficiaries pursuant to this Agreement and each other Transaction Document to which it is a party.

19.4 Delivery of Files: Upon resignation by, or termination of the appointment of, the Servicer under this Agreement pursuant to this Clause 19, the Servicer shall:

      (a) forthwith deliver to (and in the meantime hold on trust for, and to the order of) the Mortgages Trustee or as it shall direct the Mortgage Loan Files, the Title Deeds (if any), all books of account, papers, records, registers, correspondence and documents in its possession or under its control relating to the affairs of, or belonging to, the Mortgages Trustee (as trustee for the Beneficiaries) and the Mortgages in the Mortgage Portfolio and any other Related Security, (if practicable, on the date of receipt) any monies then held by the Servicer on behalf of the Mortgages Trustee and any other assets of the Mortgages Trustee as trustee for the Beneficiaries;

      (b) take such further action as the Mortgages Trustee, the Funding Beneficiaries and the Funding Security Trustees may reasonably direct at the expense of the Beneficiaries (including in relation to the appointment of a substitute Servicer) provided that neither the Mortgages Trustee nor each Funding Security Trustee shall be required to take or direct to be taken such further action unless it has been indemnified to its satisfaction;

      (c) provide all relevant information contained on computer records in the form of magnetic tape, together with details of the layout of the files encoded on such magnetic tapes; and

      (d) co-operate and consult with and assist the Mortgages Trustee, each Funding Beneficiary, each Funding Security Trustee and their nominees (which shall, for the avoidance of doubt, include any new Servicer appointed by any of them) for the purposes of explaining the file layouts and the format of the magnetic tapes generally containing such computer records on the computer system of the Mortgages Trustee or such nominee.

19.5 Notification of Termination Event: The Servicer shall notify the Mortgages Trustee, each Funding Security Trustee and each Beneficiary as soon as reasonably practicable but in any event within five (5) days of becoming aware of any Termination Event or any event which with the giving of notice or lapse of time or certification would constitute the same. Such notification shall specify which event in Clause 19 (Termination) occurred and was the cause of such Termination Event (or any event which with the giving of notice or lapse of time or certification would constitute a Termination Event), a description of the details of such Termination Event, and a reference to the provision in this Agreement or the other Transaction Documents which the Servicer has breached.

19.6 No Prejudice: Termination of this Agreement or the appointment of the Servicer under this Agreement shall be without prejudice to the liabilities of the Mortgages Trustee as trustee for the Beneficiaries to the Servicer or vice versa incurred before the date of such termination. The Servicer shall have no right of set-off or any lien in respect of such amounts against amounts held by it on behalf of the Mortgages Trustee.

19.7 Automatic Termination: This Agreement shall terminate at such time as the Mortgages Trustee has no further interest in any of the Mortgage Loans or the Mortgages which have been comprised in the Mortgage Portfolio.

19.8 Further Compensation: Upon resignation by, or termination of the appointment of, the Servicer under the provisions of this Clause 19, the Servicer shall be entitled to receive all fees and other monies accrued up to the date of resignation or termination, as the case may be, but shall not be entitled to any other or further compensation. Such monies so receivable by the Servicer shall be paid by the Mortgages Trustee on the dates on which they would otherwise have fallen due hereunder. For the avoidance of doubt, such resignation or termination shall not affect the Servicer's rights to receive payment of all amounts (if any) due to it from the Mortgages Trustee other than under this Agreement.

19.9 Co-operation: Prior to termination of this Agreement, the Servicer, the Seller, the Mortgages Trustee and the Funding Beneficiaries shall co-operate to obtain the agreement of the Borrowers to a new bank mandate permitting the Mortgages Trustee to operate the Direct Debiting Scheme.

19.10 Survival of Terms: Any provision of this Agreement which is stated to continue after termination of the Agreement shall remain in full force and effect notwithstanding termination.

19.11 No Supervision: Neither Funding Security Trustee shall be obliged to monitor or supervise the performance by any substitute Servicer of its duties hereunder or in relation to the other Transaction Documents, nor shall the Funding Security Trustees be responsible or liable for any act or omission of such substitute Servicer or for any loss caused thereby.

20.   Further Assurances

20.1 Co-operation: The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

20.2 Powers of Attorney: Without prejudice to the generality of Clause 20.1 (Co-Operation) herein, the Mortgages Trustee as trustee for the Beneficiaries shall upon request by the Servicer forthwith give to the Servicer such further powers of attorney or other written authorisations, mandates or instruments as are necessary to enable the Servicer to perform the Services.

20.3 Notice to Rating Agencies: In the event that there is any change in the identity of the Mortgages Trustee or an additional Mortgages Trustee is appointed, the remaining Mortgages Trustee and/or the retiring Mortgages Trustee, as the case may be, shall execute such documents with any other parties to this Agreement and take such actions as such new Mortgages Trustee may reasonably require for the purposes of vesting in such new Mortgages Trustee the rights of the Mortgages Trustee under this Agreement and releasing the retiring Mortgages Trustee from further obligations


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

      thereunder and while any Note remains outstanding shall give notice thereof to the Rating Agencies.

20.4 No Obligations: Nothing herein contained shall impose any obligation or liability on the Mortgages Trustee to assume or perform any of the obligations of the Servicer hereunder or render it liable for any breach hereof.

21.   Miscellaneous

21.1 Insufficient Funds: Subject to Clause 21.2 (Reduction of Fees) herein, in the event that the funds available to the Mortgages Trustee on any Distribution Date are not sufficient to satisfy in full the aggregate amount payable to the Servicer by the Mortgages Trustee on such Distribution Date then the amount payable to the Servicer on such Distribution Date shall be reduced by the amount of the shortfall and such shortfall shall (subject always to the provisions of this Clause
      21) be payable on the immediately succeeding Distribution Date.

21.2  Reduction of Fees: In the event that:

      (a)   after redemption in full of the Intercompany Loans; or

      (b) after service of an Intercompany Loan Enforcement Notice and payment of all other prior claims,

      the remaining sums available to the Mortgages Trustee or remaining proceeds of enforcement are insufficient to satisfy in full the outstanding fees or other claims of the Servicer, such fees shall be reduced by the amount of the deficiency.

21.3 Set-Off: Each of the Seller and the Servicer agrees that it will not:

      (a) set off or purport to set off any amount which the Mortgages Trustee, each Funding Beneficiary or each Issuer is or will become obliged to pay to it under any of the Transaction Documents against any amount from time to time standing to the credit of or to be credited to any Collection Account, any Mortgages Trustee Bank Account, any Funding Bank Account, any Funding 2 Bank Account, any Issuer Transaction Account or in any other account prior to transfer to any Collection Account, any Mortgages Trustee Bank Account, any Funding Bank Account, any Funding 2 Bank Account or any Issuer Transaction Account, as appropriate; or

      (b) make or exercise any claims or demands, any rights of counterclaim or any other equities against or withhold payment of any and all sums of money which may at any time and from time to time be standing to the credit of any Collection Account, any Mortgages Trustee Bank Account, any Funding Bank Account, any Funding 2 Bank Account or any Issuer Transaction Account.

21.4 No Petition: The Servicer agrees that for so long as any Notes of any Issuer are outstanding it will not petition nor commence proceedings for the administration or winding up of the Mortgages Trustee, any Funding Beneficiary or any Issuer nor participate in any ex parte proceedings with regard thereto.

21.5 Limited Recourse: In relation to all sums due and payable by the Mortgages Trustee to the Servicer, the Servicer agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Mortgages Trustee pursuant to the provisions of the Mortgage Sale Agreement, the other Transaction Documents and in relation to the Mortgages.

21.6 No Prejudice: For the avoidance of doubt, no Beneficiary shall be liable to pay any amounts due under Clauses 11 (Costs and Expenses) or 13 (Remuneration) herein without prejudice to the obligations of the Mortgages Trustee in respect of such amounts.

21.7 Termination: Notwithstanding any other provisions of this Agreement:

      (a) all obligations to, and rights of, Funding under or in connection with this Agreement (other than its obligations under Clause 22 (Confidentiality) herein) shall automatically terminate upon the discharge in full of all amounts owing by it under any Funding Intercompany Loan Agreement, provided that this shall be without prejudice to any claims in respect of such obligations and rights arising on or prior to such date; and

      (b) all obligations to, and rights of, Funding 2 under or in connection with this Agreement (other than its obligations under Clause 22 (Confidentiality) herein) shall automatically terminate upon the discharge in full of all amounts owing by it under any Funding 2 Intercompany Loan Agreement provided that this shall be without prejudice to any claims in respect of such obligations and rights arising on or prior to such date.

22.   Confidentiality

      From the date of this Agreement and notwithstanding its termination, each of the Mortgages Trustee and the Beneficiaries shall use its best endeavours not to disclose to any person whatsoever any information relating to the business, finances or other matters of a confidential nature of any other party hereto of which it may by virtue of being party to the Transaction Documents have become possessed and shall use all reasonable endeavours to prevent any such disclosure as aforesaid, provided however that the provisions of this Clause 22 shall not apply:

      (a) to any information already known to the Mortgages Trustee or the Beneficiaries otherwise than as a result of entering into any of the Transaction Documents;

      (b) to any information subsequently received by the Mortgages Trustee or the Beneficiaries which it would otherwise be free to disclose;

      (c) to any information which is or becomes public knowledge otherwise than as a result of the conduct of the Mortgages Trustee or the Beneficiaries;

      (d) to the extent that any of the Mortgages Trustee or the Beneficiaries is required to disclose the same pursuant to any Transaction Document, pursuant to any law or order of any court or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other authority (including, without limitation, any official bank examiners or regulators);

      (e) to the extent that any of the Mortgages Trustee or the Beneficiaries needs to disclose the same for determining the existence of, or declaring, an Intercompany Loan Event of Default or a Termination Event, the protection or enforcement of any of its rights under any of the Transaction Documents or in connection herewith or therewith or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes; or

      (f) in relation to any information disclosed to the professional advisers of the Mortgages Trustee or the Beneficiaries or (in connection with the review of current ratings of the Notes of any Issuer or with a prospective rating of any debt to be issued by an Issuer) to any credit rating agency or any prospective new Servicer or Mortgages Trustee.

23.   No Partnership

      It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any partnership between any of the parties.

24.   Assignment

24.1 Consent: The Mortgages Trustee may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of each of the Beneficiaries.

24.2 Agreement: The Servicer may not assign or transfer any of its rights or obligations under this Agreement (a) without the prior written consent of the Mortgages Trustee (as trustee for the Beneficiaries) and each of the Beneficiaries and (b) other than to a person who agrees to be bound by the provisions contained in Clause 5 of the Funding Deed of Charge and Clause 5 of the Funding 2 Deed of Charge as if such person had been named as an original party thereto in place of Northern Rock but without prejudice to their obligations under such Clause.

24.3 Assignment of Rights to Security Trustee: The Servicer acknowledges that Funding has assigned its rights under this Agreement to the Security Trustee pursuant to the Funding Deed of Charge and acknowledges that pursuant to the terms of the Funding Deed of Charge, Funding has, inter alia, authorised the Security Trustee, following the Funding Security becoming enforceable, to exercise, or refrain from exercising, all of Funding's rights, powers, authorities, discretions and remedies under or in respect of the Funding Transaction Documents, including this Agreement, in such manner as in the Security Trustee's absolute discretion it shall think fit.

24.4 Assignment of Rights to Funding 2 Security Trustee: The Servicer acknowledges that Funding 2 has assigned its rights under this Agreement to the Funding 2 Security Trustee pursuant to the Funding 2 Deed of Charge and acknowledges that pursuant to the terms of the Funding 2 Deed of Charge, Funding 2 has, inter alia, authorised the Funding 2 Security Trustee, following the Funding 2 Security becoming enforceable, to exercise, or refrain from exercising, all of Funding 2's rights, powers, authorities, discretions and remedies under or in respect of the Funding 2 Transaction Documents, including this Agreement, in such manner as in the Funding 2 Security Trustee's absolute discretion it shall think fit.

25.   Security Trustee; Authorised Third Party

25.1 Vesting of Rights: If there is any change in the identity of the security trustee in accordance with the Funding Deed of Charge, the Servicer, the Seller, each Funding Beneficiary, the Funding 2 Security Trustee and the Mortgages Trustee shall execute such documents and take such action as the successor security trustee and the outgoing security trustee may reasonably require for the purpose of vesting in the successor security trustee the rights and obligations of the outgoing security trustee under this Agreement and releasing the outgoing security trustee from its future obligations under this Agreement. If there is any change in the identity of the security trustee in accordance with the Funding 2 Deed of Charge, the Servicer, the Seller, each Funding Beneficiary, the Security Trustee and the Mortgages Trustee shall execute such documents and take such action as the successor security trustee and the outgoing security trustee may reasonably require for the purpose of vesting in the successor security trustee the rights and obligations of the outgoing security trustee under this Agreement and releasing the outgoing security trustee from its future obligations under this Agreement.

25.2 No Assumption: It is hereby acknowledged and agreed that by its execution of this Agreement, each Funding Security Trustee shall not assume or have any of the obligations or liabilities of the Servicer, the Seller, each Funding Beneficiary, the Mortgages Trustee or the other Funding Security Trustee under this Agreement. Furthermore, any liberty or power which may be exercised or any determination which may be made hereunder by each Funding Security Trustee may, subject to the terms of the Funding Beneficiary Deed:

      (a) in relation to the Security Trustee, be exercised or made in the Security Trustee's absolute discretion without any obligation to give reasons therefor, but in any event must be exercised or made in accordance with the provisions of the Funding Deed of Charge and Schedule 4 (Authorised Third Party) hereto;

      (b) in relation to the Funding 2 Security Trustee, be exercised or made in the Funding 2 Security Trustee's absolute discretion without any obligation to give reasons therefor, but in any event must be exercised or made in accordance with the provisions of the Funding 2 Deed of Charge and Schedule 4 (Authorised Third Party) hereto.

25.3 Delegation: Each Funding Security Trustee may delegate the performance of all or any of its powers and obligations under all or any of the Operating Agreements pursuant to the terms of Schedule 4 (Authorised Third Party) of this Agreement and subject always to the provisions of the Funding Deed of Charge or the Funding 2 Deed of Charge (as applicable) and the Funding Beneficiary Deed.

26.   New Intercompany Loan Agreements

      On each occasion that a Funding Beneficiary enters into an Intercompany Loan Agreement or is the recipient of a loan advance under an Intercompany Loan Agreement, then the Servicer, the Seller, each Funding Beneficiary, each Funding Security Trustee and the Mortgages Trustee shall execute such documents and take such action as may be necessary or required by the Rating Agencies for the purpose of including the relevant Issuer, any Swap Provider, any Start-up Loan Provider and any other person who has executed an Accession Undertaking or any such Intercompany Loan Agreement in the Transaction Documents or to take account of such Intercompany Loan or loan advance.

27.   Non Petition Covenant; Limited Recourse

27.1 Non Petition Covenant: Each of the parties hereto (except for, in the case of Funding, the Security Trustee and, in the case of Funding 2, the Funding 2 Security Trustee) hereby agrees that it shall not institute against any Funding Beneficiary or the Mortgages Trustee any winding-up, administration, insolvency or similar proceedings so long as any sum is outstanding under any Intercompany Loan Agreement of any Issuer or for two years plus one day since the last day on which any such sum was outstanding.

27.2  Limited Recourse:  Each of the parties hereto agrees that:

      (a) in relation to the Mortgages Trustee, any amount payable by the Mortgages Trustee to any other party to this Agreement under this Agreement not being an amount payable out of the Trust Property in accordance with the terms of the Mortgages Trust Deed shall only be payable to the extent that on that date the Mortgages Trustee has sufficient funds to pay such amount out of fees paid to it under the Mortgages Trust Deed; and

      (b)   in relation to Funding:

            (i) only the Security Trustee may enforce the security created in favour of the Security Trustee under the Funding Deed of Charge in accordance with the provisions thereof;

            (ii) notwithstanding any other provision of this Agreement or any other Transaction Document, no sum due or owing to any party to this Agreement from or by Funding under this Agreement shall be payable by Funding except to the extent that Funding has sufficient funds available or (following enforcement of the Funding Security) the Security Trustee has realised sufficient funds from the Funding Security to pay such sum subject to and in accordance with the relevant Funding Priority of Payments and provided that all liabilities of Funding required to be paid in priority thereto or pari passu therewith pursuant to such Funding Priority of Payments have been paid, discharged and/or otherwise provided for in full; and

            (iii) it shall not take any steps for the purpose of recovering any amount payable by Funding or enforcing any rights arising out of this

                  Agreement against Funding otherwise than in accordance with the Funding Deed of Charge.

      (c)   in relation to Funding 2:

            (i) only the Funding 2 Security Trustee may enforce the security created in favour of the Funding 2 Security Trustee under the Funding 2 Deed of Charge in accordance with the provisions thereof;

            (ii) notwithstanding any other provision of this Agreement or any other Transaction Document, no sum due or owing to any party to this Agreement from or by Funding 2 under this Agreement shall be payable by Funding 2 except to the extent that Funding 2 has sufficient funds available or (following enforcement of the Funding 2 Security) the Funding 2 Security Trustee has realised sufficient funds from the Funding 2 Security to pay such sum subject to and in accordance with the relevant Funding 2 Priority of Payments and provided that all liabilities of Funding 2 required to be paid in priority thereto or pari passu therewith pursuant to such Funding 2 Priority of Payments have been paid, discharged and/or otherwise provided for in full; and

            (iii) it shall not take any steps for the purpose of recovering any amount payable by Funding 2 or enforcing any rights arising out of this Agreement against Funding 2 otherwise than in accordance with the Funding 2 Deed of Charge.

27.3 Corporate Obligations: To the extent permitted by law, no recourse under any obligation, covenant, or agreement of any person contained in this Agreement shall be had against any shareholder, officer or director of such person as such, by the enforcement of any assessment or by any legal proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of each person expressed to be a party hereto and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of such person as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such person contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such person of any of such obligations, covenants or agreements, either under any applicable law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by each person expressed to be a party hereto as a condition of and consideration for the execution of this Agreement.

28.   Amendments and Waiver

28.1 Entire Agreement: This Agreement sets out the entire agreement and understanding between the parties with respect to the subject matter of this Agreement superseding all prior oral or written understandings other than the other Transaction Documents.

28.2 Amendments and Waiver: No amendment or waiver of any provision of this Agreement nor consent to any departure by any of the parties therefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. In the case of a waiver or consent, such waiver or consent shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given.

28.3 Rights Cumulative: The respective rights of each of the parties to this Agreement are cumulative and may be exercised as often as they consider appropriate. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies in this Agreement are cumulative and not exclusive of any remedies provided by law.

28.4 Variation or Waiver: No variation or waiver of this Agreement shall be made if the same would adversely affect the then current ratings of any of the Notes.

29.   Notices

      Any notices or other communication or document to be given or delivered pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched or (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

      (a) in the case of the Servicer and the Seller, to Northern Rock PLC, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number: 0191 213 2203) for the attention of the Group Secretary;

      (b) in the case of the Mortgages Trustee, to Granite Finance Trustees Limited, c/o 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands (facsimile number 01534 609 333) for the attention of the Company Secretary;

      (c) in the case of Funding, to Granite Finance Funding Limited, 69 Park Lane, Croydon CR8 1TQ (facsimile number 020 8409 8911) for the attention of the Company Secretary;

      (d) in the case of the Security Trustee, to The Bank of New York, 48th Floor, One Canada Square, London E14 5AL (facsimile number 020 7964 6399) for the attention of Corporate Trust (Global Structured Finance);

      (e) in the case of Funding 2, to Granite Finance Funding 2 Limited at Fifth Floor, 100 Wood Street, London, EC2V 7EX (facsimile number 020 7606 0643) for the attention of the Company Secretary (with a copy to the Seller in accordance with (a) above);

      (f) in the case of the Funding 2 Security Trustee, to The Bank of New York, 48th Floor, One Canada Square, London, E14 5AL (facsimile number 020 7964 6399) for the attention of Global Structured Finance (Corporate Trust);

      (g) in the case of Fitch, to Fitch Ratings Ltd., at Eldon House, 2 Eldon Street, London EC2M 7UA (facsimile number 020 7417 6262) for the attention of European Structured Finance Surveillance;

      (h) in the case of Moody's, to Moody's Investors Services, Inc., at 1st Floor, 2 Minster Court, Mincing Lane, London EC3R 7XB (facsimile number 020 7772 5400) for the attention of RMBS Monitoring;

      (i) in the case of S&P, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., at Garden House, 18 Finsbury Circus, London EC2M 7NJ (facsimile number 020 7826 3598) for the attention of Andre Vollmann;

      or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party or by any Rating Agency to the others by written notice in accordance with the provisions of this Clause 29. All notices served under this Agreement shall be simultaneously copied to each Funding Security Trustee by the person serving the same.

30.   Third Party Rights

      A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

31.   Execution in Counterparts; Severability

31.1 Counterparts: This Agreement may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

31.2 Severability: Where any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Agreement, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

32.   Governing Law and Submission to Jurisdiction

32.1 Governing Law: This Agreement is governed by, and shall be construed in accordance with, English law.

32.2 Submission to Jurisdiction: Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

33.   Process Agent

      The Mortgages Trustee irrevocably and unconditionally appoints Mourant & Co. Capital (SPV) Limited at 69 Park Lane, Croydon, CR9 1TQ or otherwise at its registered office for the time being as its agent for service of process in England in respect of any proceedings in respect of this Agreement and undertakes that in the event of Mourant & Co. Capital
      (SPV) Limited ceasing so to act it will appoint another person with a registered office in London as its agent for service of process.

34.   Appropriate Forum

      Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as a deed the day and year first before written.

                                  SCHEDULE 1


                                 THE SERVICES

In addition to the Services set out in the body of the Administration Agreement, the Servicer shall:

(a) keep records (written or computerised) and books of account for the Mortgages Trustee in relation to the Mortgage Loans comprised in the Mortgage Portfolio;

(b)   keep records for all taxation purposes and VAT;

(c)   notify relevant Borrowers of any change in their Monthly Payments;

(d) assist the auditors of the Mortgages Trustee and each Funding Beneficiary and provide information to them upon reasonable request;

(e) provide a redemption statement to a Borrower or any person acting on the Borrower's behalf, in each case upon written request or otherwise at the discretion of the Servicer;

(f) notify relevant Borrowers of any other matter or thing which the applicable Mortgage Conditions or Offer Conditions require them to be notified of in the manner and at the time required by the relevant Mortgage Terms;

(g) subject to the provisions of this Agreement (including, without limitation, Clause 5.2 herein (Administration and Enforcement of Mortgages)) take all reasonable steps to recover all sums due to the Mortgages Trustee including without limitation by the institution of proceedings and/or the enforcement of any Mortgage Loan comprised in the Mortgage Portfolio or any New Mortgage Portfolio or any Related Security;

(h) take all other action and do all other things which it would be reasonable to expect a reasonable and prudent mortgage lender to do in administering and servicing its mortgages;

(i) keep a Mortgage Account for each Mortgage Loan which shall record all proceeds received in respect of that Mortgage Loan and all amounts debited to such Mortgage Account;

(j) at its discretion, prepare and send on request an annual statement to Borrowers in relation to each calendar year in the agreed form; and

(k) assist the Cash Manager in the preparation of the reports substantially in the form set out in the Cash Management Agreement.

                                  SCHEDULE 2

                       FORM OF INVESTORS' MONTHLY REPORT

                          [On file with the Servicer]

                                    SCHEDULE 3

                    SERVICER REPRESENTATIONS AND WARRANTIES

The Servicer makes the following representations and warranties to the Mortgages Trustee, each Funding Beneficiary and each Funding Security Trustee:

1. Status: It is a public limited company duly incorporated, validly existing and registered under the laws of the jurisdiction in which it is incorporated, capable of being sued in its own right and not subject to any immunity from any proceedings, and it has the power to own its property and assets and to carry on its business as it is being conducted.

2. Powers and authority: It has the power to enter into, perform and deliver, and has taken all necessary corporate and other action to authorise the execution, delivery and performance by it of each of the Transaction Documents to which it is or will be a party, and each such Transaction Document has been duly executed and delivered by it.

3. Legal validity: Each Transaction Document to which it is or will be a party constitutes or when executed in accordance with its terms will constitute its legal, valid and binding obligation.

4. Non-conflict: The execution by it of each of the Transaction Documents to which it is a party and the exercise by it of its rights and the performance of its obligations under such Transaction Documents will not:

      (a) result in the existence or imposition of, nor oblige it to create, any Security Interest in favour of any person over all or any of its present or future revenues or assets;

      (b) conflict with any document which is binding upon it or any of its assets;

      (c)   conflict with its constitutional documents; or

      (d) conflict with any law, regulation or official or judicial order of any government, governmental body or court, domestic or foreign, having jurisdiction over it.

5. No litigation: It is not a party to any material litigation, arbitration or administrative proceedings and, to its knowledge, no material litigation, arbitration or administrative proceedings are pending or threatened against it.

6. Consents and Licences: All governmental consents, licences and other approvals, permissions and authorisations required by it (in its capacity as Servicer) in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents have been obtained or effected (as appropriate) and are in full force and effect.

7. Solvency: No Insolvency Event has occurred in respect of the Servicer, and the Servicer is not insolvent.

8.    Financial Statements: The most recent financial statements of the
      Servicer:

      (a) were prepared in accordance with accounting principles generally accepted in England and Wales consistently applied;

      (b) disclose all liabilities (contingent or otherwise) and all unrealised and or anticipated losses of the Servicer; and

      (c) save as disclosed therein, give a true and fair view of the financial condition and operations of the Servicer during the relevant financial year.

9. No Adverse Change: Since the date as of which the most recent financial statements of the Servicer were stated to be prepared, there has been:

      (a)   no significant change in the financial position of the Servicer;
            and

      (b) no material adverse change in the financial position or prospects of the Servicer.

10.   Ranking of Claims

       Under the laws of England and Wales in force as at the date of making this representation, claims against the Servicer under the Transaction Documents will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, save those whose claims are preferred solely by any bankruptcy, liquidation or other similar laws of general application.

11. Information in Prospectus and Reg S Prospectus:

      (a) All information in the Prospectus and the Reg S Prospectus with regard to the Servicer, its business and its experience in administering and servicing mortgage loans (including its arrears and repossession experience) are true and accurate in all material respects and not misleading in any material respect.

      (b) Any opinions, predictions and intentions expressed in the Prospectus and/or the Reg S Prospectus on the part of the Servicer are honestly held and not misleading in any material respect.

      (c) Each of the Prospectus and the Reg S Prospectus does not omit to state any material fact necessary to make such information, opinions, predictions or intentions not misleading in any material respect.

      (d) The Servicer has made all proper inquiries to ascertain and to verify the foregoing.

                                  SCHEDULE 4

                            AUTHORISED THIRD PARTY

1.    Agreement to Allow Delegation

1.1. The Seller and the Servicer agree (subject to the other provisions of this Schedule, including paragraph 2 (Appointment and Payment) and subject to the Funding Deed of Charge or the Funding 2 Deed of Charge, as applicable) that a Funding Security Trustee may appoint or facilitate the appointment of an Authorised Third Party to implement, administer and carry out the duties and powers of such Funding Security Trustee:

      (a)   under the Seller's Power of Attorney;

      (b)   in connection with and following a Completion Event; and

      (c)   in connection with and following a Termination Event,

      (together the "Back-up Functions").

1.2. Each of the Seller and the Servicer shall authorise such Authorised Third Party on their behalf and in their name or otherwise to sign or execute or make any alteration or addition or deletion in or to any agreements or documents or certificates or instructions or notices which they are entitled or required to give, receive, implement, transact or become a party to in relation to the Back-up Functions or for doing any other act or thing required to be done by them under or in connection with the Back-up Functions and otherwise generally to sign, seal and deliver any agreement, assurance, document, certificate, instruction or act which may be required by such Authorised Third Party acting in connection with the Back-up Functions.

2.    Appointment and Payment

      The appointment of such Authorised Third Party shall be on the terms and conditions as negotiated between the relevant Funding Security Trustee, the Seller and/or the Servicer (as the case may be) and such Authorised Third Party. The fees, costs and expenses payable to such Authorised Third Party shall be considered as part of the additional remuneration and expenses of the relevant Funding Security Trustee and therefore shall be payable in the manner contemplated, in the case of the Security Trustee, by and in accordance with Clause 18 of the Funding Deed of Charge from funds that the Security Trustee receives in accordance with the Funding Priority of Payments and in the case of the Funding 2 Security Trustee, by and in accordance with Clause 17 of the Funding 2 Deed of Charge from funds that the Funding 2 Security Trustee receives in accordance with the Funding 2 Priority of Payments.

3.    Delegation

3.1. On the appointment by a Funding Security Trustee of one or more persons to act as an Authorised Third Party in respect of its Back-up Functions (on any terms other than the power to appoint a delegate), references in the Operating Agreements to the

      "Security Trustee" or the "Funding 2 Security Trustee" (as applicable) shall be construed accordingly and, unless the context does not permit, include such Authorised Third Party. The appointment of such Authorised Third Party may be revoked by the Funding Security Trustee at any time.

3.2. In the event that a Funding Security Trustee has not, having used such reasonable endeavours, appointed such Authorised Third Party, such Funding Security Trustee shall have no liability to any person and, notwithstanding any other provision of the Operating Agreements, shall not itself be required to perform any Back-up Functions or any other duties of the Seller or the Servicer either during the period it is seeking to appoint an Authorised Third Party or thereafter.

3.3. As conditions precedent to the appointment of such Authorised Third Party, the arrangements to be entered into between such Authorised Third Party and the Seller or Servicer (as the case may be) shall provide that
      (1) the Authorised Third Party shall make timely transfer of information to the Seller or Servicer (as appropriate); and (2) each Funding Security Trustee shall provide any Authorised Third Party appointed by it hereunder with a copy of the Operating Agreements and, where the Security Trustee is the Funding Security Trustee, the Funding Deed of Charge or, where the Funding 2 Security Trustee is the Funding Security Trustee, the Funding 2 Deed of Charge, and shall request such Authorised Third Party to confirm in writing to the Seller, the Servicer and the relevant Funding Security Trustee that it has read and understood the terms of this Agreement and the other Operating Agreements.

4.    Ratification

      Each of the Seller and the Servicer shall, upon the written request of a Funding Security Trustee or its Authorised Third Party, ratify and confirm all documents, deeds, certificates, instructions, acts and things which such Funding Security Trustee or such Authorised Third Party shall execute or do in the exercise of any of the powers conferred, or purported to be conferred, on him by this Agreement and the other Operating Agreements. The terms of appointment of such Authorised Third Party shall oblige the Authorised Third Party to provide information concerning its activities on a regular basis and on request to:

      (a)   the Seller;

      (b)   the Servicer;

      (c) where the Security Trustee is the Funding Security Trustee, Funding and the Security Trustee; and

      (d) where the Funding 2 Security Trustee is the Funding Security Trustee, Funding 2 and the Funding 2 Security Trustee.

5.    Limitations on the Responsibility of the Funding Security Trustee

      A Funding Security Trustee shall not be obliged to monitor or supervise the performance by any Authorised Third Party appointed by it hereunder of its duties hereunder or in relation to the Operating Agreements and shall not be responsible or liable for any act or omission of such Authorised Third Party or for any loss caused thereby, provided that if any party to a Transaction Document notifies a Funding Security Trustee that an Authorised Third Party appointed by it is implementing, administering or carrying out the duties and powers of that Funding Security Trustee in breach of the terms and conditions of the relevant Operating Agreement pursuant to which such duties and powers are to be performed, that Funding Security Trustee shall use its reasonable endeavours to appoint or facilitate the appointment of a substitute Authorised Third Party to implement, administer and carry out such duties and powers. The terms of appointment of an Authorised Third Party and the appointing Funding Security Trustee's responsibilities in relation thereto as set out in this Schedule 4 shall apply to the appointment of a substitute Authorised Third Party. Nothing in this Schedule constitutes a Funding Security Trustee in its role as specified in this schedule as trustee or fiduciary for any person. Each Funding Security Trustee shall assume, until it receives notice thereof pursuant to the relevant Operating Agreement, that no Back-up Trigger Event has occurred and until such time that it receives such notification and is first indemnified and/or secured to its satisfaction, is not entitled to take any action in respect of the Back-up Functions under the Operating Agreements.

6.    Exoneration

6.1. Without limiting paragraph 6.2 below, each Funding Security Trustee shall not be liable to any Person for any action taken or not taken by it or its Authorised Third Party under or in connection with the Operating Agreements, other than in respect of any loss, liability, claim, expense or damage suffered or incurred by such Person in respect of the gross negligence or wilful default of the Funding Security Trustee or such Authorised Third Party in carrying out its functions under the relevant Operating Agreement.

6.2. No Person may take any proceedings against any officer, employee or agent of a Funding Security Trustee in respect of any claim it might have against such Funding Security Trustee in respect of any act or omission of any kind by their officer, employee or agent.

7.    Controlling Beneficiary Deed

      The rights and powers in respect of a Funding Security Trustee which have been delegated to an Authorised Third Party hereunder shall be delegated subject to the terms of the Funding Beneficiary Deed.

                                  SCHEDULE 5

                          MINIMUM SERVICING STANDARDS

The following list sets forth (i) certain of the Services provided for in the body of the Administration Agreement and (ii) certain of the functions required of the Cash Manager under the terms of the Cash Management Agreement, which together are known as the "minimum servicing standards" for purposes of Clause 5.7(b) (Independent Auditors' Annual Servicer Compliance Certificate) of the Administration Agreement.

1. (Maintain records) keep and maintain records in relation to the Mortgage Portfolio on a Mortgage Loan by Mortgage Loan basis for the purposes of identifying amounts paid by each Borrower, any amount due from a Borrower and the balance from time to time outstanding on a Borrower's account (5.3).

2. (Collections) using reasonable endeavours credit all monthly payments made by a Borrower to the relevant Collection Account within three (3) London Business Days of receipt (5.1).

3. (Qualifications and compliance of laws) maintain all licences, approvals, authorisations and consents necessary in connection with the Servicer's performance of its obligations under the Administration Agreement and not knowingly to fail to comply with any legal requirements in the performance of those obligations. (17.1(d) and (e)).

4. (Enforcement) in relation to any default by a Borrower in relation to a Mortgage Loan or a Mortgage, enforce the terms of such Mortgage Loan or Mortgage in accordance with the Enforcement Procedures and as otherwise provided in the Administration Agreement (5.2).

5. (Insurance) (a) administer the arrangements for insurance in which the Mortgages Trustee or the Seller has an interest (14.1); (b) not knowingly take or omit to take any action that could result in avoidance, termination or invalidity of any Insurance Policy in relation to any Mortgage Loans and Mortgages or reduce the amount payable on any claim made on behalf of the Mortgage Trustees under any Insurance Policy (14.2); (c) prepare and submit any claim under the Insurance Policies in accordance with their terms (14.3); and
      (d) use reasonable endeavours to credit all proceeds received under any Insurance Policy to the relevant Collection Account within three
      (3) London Business Days of such receipt (14.4).

6. (Determination of interest rates) (a) determine the Standard Variable Rate chargeable to Borrowers from time to time and the Existing Borrowers' Re-Fix Rate in accordance with section 4.1 of the Administration Agreement; and (b) take all steps necessary pursuant to the relevant Mortgage Conditions or applicable law to bring such change in the Standard Variable Rate to the attention of the relevant borrowers and notify details of such change to the Mortgages Trustee, the Security Trustee, the Funding 2 Security Trustee and the Beneficiaries (4.2).

7. (Provision of information) provide such information from its records in relation to the Mortgage Loans to the Mortgages Trustee, Funding, Funding 2, the Security Trustee or the Funding 2 Security Trustee at any time upon reasonable notice, subject to the conditions set forth in the Administration Agreement (5.3).

8. (Access to books and records) permit the Mortgages Trustee, Funding, Funding 2 (and their auditors), the Security Trustee and the Funding 2 Security Trustee and any other person nominated by the beneficiaries (to whom the Servicer has no reasonable objection) upon reasonable notice during normal office hours to have access to all books of record and account (including Title Deeds and Mortgage Loan Files) relating to the administration of the Mortgage Loans and the Related Security, subject to applicable law and the conditions set forth in the Administration Agreement (12.3).

9. (Custody of records) keep the Mortgage Loan Files relating to the Mortgage Portfolio in safe custody and shall take appropriate technical and organisational measures against the unauthorised or unlawful processing of personal data and against accidental loss or destruction of, or damage to, personal data. The Servicer shall maintain in an adequate form such records as are necessary to enforce each Mortgage comprised in the Mortgage Portfolio and, where relevant, any other Related Security. The Servicer shall keep the Mortgage Loan Files in relation to the Mortgage Portfolio in such a way that they can be distinguished from information held by the Servicer for its own behalf as mortgagee or heritable creditor or for other third persons (12.1(a)).

10.   (Ledgers)

      (a) establish and maintain memorandum ledgers in the books of the Mortgages Trustee to enable the ongoing identification and segregation of principal, revenue, and overpayments;

      (b) on a monthly basis ensure that the memorandum ledgers are reconciled to the Mortgages Trustee Bank Accounts;

      (c) establish and maintain memorandum ledgers in the books of Funding to enable the ongoing identification and segregation of principal, revenue and amounts constituting the Funding Reserve Fund and any Issuer Reserve Funds and any Issuer Liquidity Reserve Funds;

      (d) establish and maintain memorandum ledgers in the books of Funding 2 to enable the ongoing identification and segregation of principal, revenue and amounts constituting the Funding 2 Reserve Fund and the Funding 2 Liquidity Reserve Fund;

      (e) on a monthly basis ensure that the memorandum ledgers are reconciled to the Funding Bank Accounts and the Funding 2 Bank Accounts (as applicable); and

      (f) establish and maintain ledgers in the books of Funding, Funding 2 and each Issuer to record the Intercompany Loans and, where applicable, the Loan Tranches and subsequent payments of interest and principal on each of the Intercompany Loans and, where applicable, the Loan Tranches.

                                  SCHEDULE 6

                         FORM OF ANNUAL CERTIFICATION

Re: Eight Amended and Restated Administration Agreement (as amended, supplemented or otherwise modified from time to time, the "Administration Agreement") dated as of 19 January, 2006, among Northern Rock plc, as Seller and Servicer, the Mortgages Trustee, the Beneficiaries and the Bank of New York

      I, ________________________________, the _______________________ of
      [NAME OF COMPANY], certify that:

      (1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and
      Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the Mortgages Trustee pursuant to the Administration Agreement (collectively, the "Servicing Information");

      (2) Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

      (3) Based on my knowledge, all of the Servicing Information required to be provided by the Servicer under the Administration Agreement has been provided to the Mortgages Trustee;

      (4) I am responsible for reviewing the activities performed by the Servicer and based on my knowledge and the Compliance Statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

      (5) The Compliance Statement, the Servicing Assessment and Attestation Report required to be provided by the Servicer pursuant to the Agreement, have been provided to the Mortgages Trustee. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

      Date: _________________________

      By:
      Name:       ________________________________
      Title:      ________________________________

                                  SCHEDULE 7

                          FORM OF SERVICING CRITERIA

           TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE STATEMENT

            The assessment of compliance to be delivered by the Servicer shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

------------------------------------------------------------------------------------------ ----------------------
                                                                                           Applicable Servicing
                                   Servicing Criteria                                            Criteria
------------------------------------------------------------------------------------------ ----------------------
     Reference                                     Criteria
-------------------- --------------------------------------------------------------------- ----------------------
                                       General Servicing Considerations
--------------------                                                                       ----------------------
                     Policies and procedures are instituted to monitor any
                     performance or other triggers and events of default in
1122(d)(1)(i)        accordance with the transaction agreements.
--------------------                                                                       ----------------------
                     If any material servicing activities are outsourced to
                     third parties, policies and procedures are instituted to
                     monitor the third party's performance and compliance with
1122(d)(1)(ii)       such servicing activities.
--------------------                                                                       ----------------------
                     Any requirements in the transaction agreements to
                     maintain a back-up servicer for the mortgage loans are
1122(d)(1)(iii)      maintained.
--------------------                                                                       ----------------------
                     A fidelity bond and errors and omissions policy is in
                     effect on the party participating in the servicing
                     function throughout the reporting period in the amount of
                     coverage required by and otherwise in accordance with the
1122(d)(1)(iv)       terms of the transaction agreements.
--------------------                                                                       ----------------------
                                      Cash Collection and Administration
--------------------                                                                       ----------------------
                     Payments on mortgage loans are deposited into the
                     appropriate custodial bank accounts and related bank
                     clearing accounts no more than two business days
                     following receipt, or such other number of days specified
1122(d)(2)(i)        in the transaction agreements.
--------------------                                                                       ----------------------
                     Disbursements made via wire transfer on behalf of an
                     obligor or to an investor are made only by authorized
1122(d)(2)(ii)       personnel.
--------------------                                                                       ----------------------
                     Advances of funds or guarantees regarding collections,
                     cash flows or distributions, and any interest or other
                     fees charged for such advances, are made, reviewed and
1122(d)(2)(iii)      approved as specified in the transaction agreements.
--------------------                                                                       ----------------------
                     The related accounts for the transaction, such as cash
                     reserve accounts or accounts established as a form of
                     overcollateralization, are separately maintained (e.g.,
                     with respect to commingling of cash) as set forth in the
1122(d)(2)(iv)       transaction agreements.
--------------------                                                                       ----------------------
                     Each custodial account is maintained at a federally
                     insured depository institution as set forth in the
                     transaction agreements. For purposes of this criterion,
                     "federally insured depository institution" with respect
                     to a foreign financial institution means a foreign
                     financial institution that meets the requirements of Rule
1122(d)(2)(v)        13k-1(b)(1) of the Securities Exchange Act.
--------------------                                                                       ----------------------
                     Unissued checks are safeguarded so as to prevent
1122(d)(2)(vi)       unauthorized access.
--------------------                                                                       ----------------------

--------------------                                                                       ----------------------
                     Reconciliations are prepared on a monthly basis for all
                     asset-backed securities related bank accounts, including
                     custodial accounts and related bank clearing accounts.
                     These reconciliations are (A) mathematically accurate;
                     (B) prepared within 30 calendar days after the bank
                     statement cutoff date, or such other number of days
                     specified in the transaction agreements; (C) reviewed and
                     approved by someone other than the person who prepared
                     the reconciliation; and (D) contain explanations for
                     reconciling items. These reconciling items are resolved
                     within 90 calendar days of their original identification,
                     or such other number of days specified in the transaction
1122(d)(2)(vii)      agreements.
--------------------                                                                       ----------------------
                                      Investor Remittances and Reporting
--------------------                                                                       ----------------------
                     Reports to investors, including those to be filed with
                     the Commission, are maintained in accordance with the
                     transaction agreements and applicable Commission
                     requirements. Specifically, such reports (A) are prepared
                     in accordance with timeframes and other terms set forth
                     in the transaction agreements; (B) provide information
                     calculated in accordance with the terms specified in the
                     transaction agreements; (C) are filed with the Commission
                     as required by its rules and regulations; and (D) agree
                     with investors' or the trustee's records as to the total
                     unpaid principal balance and number of mortgage loans
1122(d)(3)(i)        serviced by the Servicer.
--------------------                                                                       ----------------------
                     Amounts due to investors are allocated and remitted in
                     accordance with timeframes, distribution priority and
1122(d)(3)(ii)       other terms set forth in the transaction agreements.
--------------------                                                                       ----------------------
                     Disbursements made to an investor are posted within two
                     business days to the Servicer's investor records, or such
                     other number of days specified in the transaction
1122(d)(3)(iii)      agreements.
--------------------                                                                       ----------------------
                     Amounts remitted to investors per the investor reports
                     agree with cancelled checks, or other form of payment, or
1122(d)(3)(iv)       custodial bank statements.
--------------------                                                                       ----------------------
                                          Pool Asset Administration
--------------------                                                                       ----------------------
                     Collateral or security on mortgage loans is maintained as
                     required by the transaction agreements or related
1122(d)(4)(i)        mortgage loan documents.
--------------------                                                                       ----------------------
                     Mortgage loan and related documents are safeguarded as
1122(d)(4)(ii)       required by the transaction agreements.
--------------------                                                                       ----------------------
                     Any additions, removals or substitutions to the asset
                     pool are made, reviewed and approved in accordance with
                     any conditions or requirements in the transaction
1122(d)(4)(iii)      agreements.
--------------------                                                                       ----------------------
                     Payments on mortgage loans, including any payoffs, made
                     in accordance with the related mortgage loan documents
                     are posted to the Servicer's obligor records maintained
                     no more than two business days after receipt, or such
                     other number of days specified in the transaction
                     agreements, and allocated to principal, interest or other
                     items (e.g., escrow) in accordance with the related
1122(d)(4)(iv)       mortgage loan documents.
--------------------                                                                       ----------------------
                     The Servicer's records regarding the mortgage loans agree
                     with the Servicer's records with respect to an obligor's
1122(d)(4)(v)        unpaid principal balance.
--------------------                                                                       ----------------------
                     Changes with respect to the terms or status of an
                     obligor's mortgage loans (e.g., loan modifications or
                     re-agings) are made, reviewed and approved by authorized
                     personnel in accordance with the transaction agreements
1122(d)(4)(vi)       and related pool asset documents.
--------------------                                                                       ----------------------
                     Loss mitigation or recovery actions (e.g., forbearance
                     plans, modifications and deeds in lieu of foreclosure,
                     foreclosures and repossessions, as applicable) are
                     initiated, conducted and concluded in accordance with the
                     timeframes or other requirements established by the
1122(d)(4)(vii)      transaction agreements.
--------------------                                                                       ----------------------

--------------------                                                                       ----------------------
                     Records documenting collection efforts are maintained
                     during the period a mortgage loan is delinquent in
                     accordance with the transaction agreements. Such records
                     are maintained on at least a monthly basis, or such other
                     period specified in the transaction agreements, and
                     describe the entity's activities in monitoring delinquent
                     mortgage loans including, for example, phone calls,
                     letters and payment rescheduling plans in cases where
                     delinquency is deemed temporary (e.g., illness or
1122(d)(4)(viii)     unemployment).
--------------------                                                                       ----------------------
                     Adjustments to interest rates or rates of return for
                     mortgage loans with variable rates are computed based on
1122(d)(4)(ix)       the related mortgage loan documents.
--------------------                                                                       ----------------------
                     Regarding any funds held in trust for an obligor (such as
                     escrow accounts): (A) such funds are analyzed, in
                     accordance with the obligor's mortgage loan documents, on
                     at least an annual basis, or such other period specified
                     in the transaction agreements; (B) interest on such funds
                     is paid, or credited, to obligors in accordance with
                     applicable mortgage loan documents and state laws; and
                     (C) such funds are returned to the obligor within 30
                     calendar days of full repayment of the related mortgage
                     loans, or such other number of days specified in the
1122(d)(4)(x)        transaction agreements.
--------------------                                                                       ----------------------
                     Payments made on behalf of an obligor (such as tax or
                     insurance payments) are made on or before the related
                     penalty or expiration dates, as indicated on the
                     appropriate bills or notices for such payments, provided
                     that such support has been received by the servicer at
                     least 30 calendar days prior to these dates, or such
                     other number of days specified in the transaction
1122(d)(4)(xi)       agreements.
--------------------                                                                       ----------------------
                     Any late payment penalties in connection with any payment
                     to be made on behalf of an obligor are paid from the
                     servicer's funds and not charged to the obligor, unless
                     the late payment was due to the obligor's error or
1122(d)(4)(xii)      omission.
--------------------                                                                       ----------------------
                     Disbursements made on behalf of an obligor are posted
                     within two business days to the obligor's records
                     maintained by the servicer, or such other number of days
1122(d)(4)(xiii)     specified in the transaction agreements.
--------------------                                                                       ----------------------
                     Delinquencies, charge-offs and uncollectible accounts are
                     recognized and recorded in accordance with the
1122(d)(4)(xiv)      transaction agreements.
--------------------                                                                       ----------------------
                     Any external enhancement or other support, identified in
                     Item 1114(a)(1) through (3) or Item 1115 of Regulation
                     AB, is maintained as set forth in the transaction
1122(d)(4)(xv)       agreements.
-----------------------------------------------------------------------------------------------------------------


                                    [NAME OF SERVICER]

                                    Date:  _________________________


                                    By:    ________________________________
                                    Name:
                                    Title:

                            EXECUTION PAGE


as Servicer, Seller and Beneficiary
EXECUTED for and on behalf of                   )
NORTHERN ROCK PLC                               )
by:                                             )

-------------------------
Name:


as Mortgages Trustee
EXECUTED for and on behalf of                   )
GRANITE FINANCE TRUSTEES LIMITED                )
by:                                             )

-------------------------
Name:


as Seller and Beneficiary
EXECUTED for and on behalf of                   )
NORTHERN ROCK PLC                               )
by:                                             )

-------------------------
Name:

as Beneficiary
EXECUTED for and on behalf of                   )
GRANITE FINANCE FUNDING LIMITED                 )
by:                                             )

-------------------------
Name:


as Beneficiary
EXECUTED for and on behalf of                   )
GRANITE FINANCE FUNDING 2 LIMITED               )
by:                                             )

-------------------------
Name:


as Security Trustee and Funding 2 Security Trustee
EXECUTED for and on behalf of                   )
THE BANK OF NEW YORK                            )
by:                                             )

-------------------------
Name: